UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

TERRA TECH CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Terra Tech Corp.

4700 Von Karman, Suite 110

Newport Beach, CA 92660

Telephone: (855) 447-6967

[_______], 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Terra Tech Corp. (the "Company"), which will be held on [DATE/TIME] a.m., Pacific Daylight Time, at [_____________________________________].

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

The Company has enclosed a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with this Notice of Annual Meeting of Stockholders and Proxy Statement. If you would like another copy of the 2015 Annual Report, please call 1-866-752-8683 or visit the Company's website at www.terratechcorp.com.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet, or sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-paid envelope. If you sign and return your proxy card without specifying your votes, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

Sincerely,

/s/ Derek Peterson

Derek Peterson

President and Chief Executive Officer

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TERRA TECH CORP.

4700 Von Karman, Suite 110

Newport Beach, CA 92660

______________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[DATE]

______________________________________________

The Annual Meeting of Stockholders of Terra Tech Corp., a Nevada corporation, will be held on [DATE/TIME], Pacific Daylight Time, at [______________________________________________], for the following purposes:

1.	To elect eight directors;

2.	To ratify the appointment of Tarvaran, Askelson & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve the Terra Tech Corp. 2016 Equity Incentive Plan;

4.	To approve an amendment to the Company's Amended Articles of Incorporation to increase the authorized number of shares of common stock and preferred stock to 990,000,000 and 50,000,000, respectively;

5.	To approve an amendment to the Company's Amended Articles of Incorporation to implement one or more Reverse Stock Splits of the Company's common stock at an aggregate ratio of not less than one-for-five and not more than one-for-twenty, within the discretion of the Board of Directors, at any time or from time-to-time prior to September [__], 2017;

6.	To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in this proxy statement under the section titled "Executive Compensation", including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K (a "say-on-pay" vote);

7.	To hold an advisory vote on the frequency that stockholder advisory votes to approve the compensation of our named executive officers will be taken (a "say-on-frequency" vote); and

8.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on [RECORD DATE] as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Michael A. Nahass

Michael A. Nahass

Secretary

[DATE]

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote in person if they so desire. In addition, registered stockholders can cast their vote electronically at https://www.iproxydirect.com/TRTC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [__________]: This Proxy Statement, proxy card, and the Company's Annual Report on Form 10-K are also available, free of charge, at https://www.iproxydirect.com/TRTC.

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TERRA TECH CORP.

4700 Von Karman, Suite 110

Newport Beach, CA 92660

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Terra Tech Corp., a Nevada corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on [__________] (the "Annual Meeting"). This Proxy Statement and the related proxy card and Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are being mailed or made available via the Internet to stockholders commencing on or about [_______], 2016.

PROXIES AND VOTING

Stockholders of record of the Company at the close of business on [__________] (the "Record Date") will be entitled to vote at the Annual Meeting. On that date, [________] shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at the meeting. Also on that date, 100 shares of Series A preferred stock, par value $0.001 per share (the "Series A Preferred Stock"), and [24,818,700] shares of Series B preferred stock, par value $0.001 per share (the "Series B Preferred Stock"), respectively, of the Company (collectively, the "Preferred Stock") were outstanding and entitled to vote. Each share of Series A Preferred Stock is entitled to one vote at the meeting. Each share of Series B Preferred Stock is entitled to 100 votes at the meeting.

If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. If your shares are registered directly in your name with the Company's transfer agent, West Coast Stock Transfer Inc., you are considered the stockholder of record with respect to those shares and you may cast your vote in person at the meeting or by any one of the following ways:

By Telephone: You may call the toll-free number indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

Over the Internet: You may visit the website indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

By Mail: You may mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope provided.

If your shares of Common Stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the "beneficial owner" of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of these proxy materials by mail, you will receive a voting instruction form.

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Proxy Revocation

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy card relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company's Secretary at the Company's principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, in either case before the taking of the vote at the Annual Meeting.

Quorum

The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present. Broker non-votes will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. Shares that abstain from voting on any proposal and "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters). For proposals that require a majority of votes outstanding to pass, these shares will be treated as voted "against" such proposal.

Required Votes

The nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact in the election of Directors. Stockholders have no right to cumulative voting as to any matter, including the election of Directors.

Regarding each proposal to:

•	ratify the appointment of Tarvaran, Askelson & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
•	approve the Terra Tech Corp. 2016 Equity Incentive Plan;
•	approve an amendment of the Company's Articles of Incorporation authorizing an increase the authorized number of shares of Common Stock and Preferred Stock;
•	approve an amendment to the Company's Amended Articles of Incorporation to implement one or more reverse stock splits of the Company's common stock at an aggregate ratio of not less than one-for-five and not more than one-for-twenty, within the discretion of the Board of Directors, at any time or from time-to-time prior to September [__], 2017;
•	hold an advisory vote to approve the compensation of the Company's executive officers; and
•	hold an advisory vote on the frequency that the stockholder advisory votes to approve the compensation of our named executive officers will be taken an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for approval. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will consider the election of eight Directors for terms ending at the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. The following pages contain information about the Company's Directors, including the nominees for re-election.

The current terms of office for Derek Peterson, Amy Almsteier, Kenneth P. Krueger, Michael A. Nahass, Steven J. Ross, Kenneth Vande Vrede, Steven Vande Vrede, and Michael Vande Vrede will expire on the day of the Annual Meeting (as soon as they or their successors are elected). The Board, upon the recommendation of the Governance and Nominating Committee, has nominated each of these incumbents for re-election at the Annual Meeting to hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified.

If any nominee becomes unavailable for any reason before the election, which event is not anticipated, the proxies will be voted for the election of such other person as a Director as the Board may recommend.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTORS

Following is information about the eight Directors nominated for re-election at this Annual Meeting:

Name	Director or Officer Since	Age	Positions

Derek Peterson	2012	42	President, Chief Executive Officer, and Chairman of the Board

Amy Almsteier	2012	34	Director

Kenneth P. Krueger	2015	73	Director

Michael A. Nahass	2012	50	Secretary, Treasurer, and Director

Steven J. Ross	2012	58	Director

Kenneth Vande Vrede	2013	39	Chief Operating Officer and Director

Steven Vande Vrede	2013	31	Director

Michael Vande Vrede	2013	36	Director

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Derek Peterson – Mr. Peterson has served as our President and Chief Executive Officer, and Chairman of the Board, since February 9, 2012. Mr. Peterson began his career in finance with Crowell, Weedon & Co, the largest independent broker-dealer on the West Coast. In his 6 years there, Mr. Peterson became a partner and Branch supervisor where he was responsible for sales of over $10 million. Mr. Peterson was offered an opportunity to build a southern Orange County presence for Wachovia Securities, where he became the first Vice President and Branch Manager for their Mission Viejo location. He was instrumental in growing that office from the ground up, into the $15 million dollar office it is today. After his term at Wachovia Securities, Mr. Peterson accepted an opportunity for a Senior Vice President position with Morgan Stanley Smith Barney, where he and his team oversaw combined assets of close to $100 million. In addition, he has also been involved in several public and private equity financings, where he has personally funded several projects from angel to mezzanine levels. Mr. Peterson is a CFP® Professional and holds his Series 7, General Securities Sales Supervisor Series 9 and 10, National Commodity Futures Series 3, Series 65 and California Insurance License. Mr. Peterson holds a degree in Business Management from Pepperdine University. Mr. Peterson also owns a 12% interest in Blum Oakland, a medical marijuana dispensary located in Oakland, California. As a co-owner of Blum Oakland, Mr. Peterson has worked with governmental agencies and tax authorities in Oakland, including working with the city to establish medical cannabis ordinances, competed for a permit to operate, and responded to a city request for proposal. Mr. Peterson's experiences gained through these matters will assist us in launching and operating the proposed medical marijuana cultivation, production and dispensary businesses of MediFarm, MediFarm I, and MediFarm II, as well as IVXX's launch of its line of cannabis flowers, cigarettes, and pure concentrates. Mr. Peterson's background in investment banking led to our conclusion that he should serve as a director in light of our business and structure.

Amy Almsteier – Ms. Almsteier has served a Director since February 9, 2012. Ms. Almsteier was Secretary and Treasurer from February 9, 2012 until July 20, 2015. Ms. Almsteier began her career running a commercial and residential remodeling firm based in Orange County, California. She has spent the last decade working in the design industry where she morphed into a commercial "green" consultant focusing on space planning and commercial design using renewable and recycled materials and systems. She has become an expert in renewable energy solutions including solar, natural gas and reverse osmosis systems. She has worked with hundreds of clients in an effort to build and design award winning projects with the lowest possible carbon footprint. Ms. Almsteier graduated with a Bachelor's of Science in Design from the University of Nebraska Lincoln's College of Architecture and studied abroad at American Intercontinental University in London, England. Ms. Almsteier's background in design led to our conclusion that she should serve as a director in light of our business and structure.

Kenneth P. Krueger – Mr. Krueger has served as a Director since November 2, 2015. Mr. Krueger has been an investment professional since 1967. He is the co-founder of Canterbury Consulting, an independent consulting firm established in 1988 to provide comprehensive investment advice to institutional clients and high net worth individuals. Mr. Krueger served as Canterbury Consulting's Chairman of the Board of Directors from 1996 to 1997, founding board member from 1988 to 2011, President from 1997 to 2000, Chief Financial Officer from 1988 to 1996, and Head of Compliance from 1997 to 1998. Mr. Krueger has gained significant experience in designing and implementing internal controls, policies, and procedures, as well as overseeing regulatory compliance and corporate responsibility as required by the rules and regulations of the Securities and Exchange Commission ("SEC") and The NASDAQ Stock Market, LLC. Prior to founding Canterbury Consulting, Mr. Krueger was with Kidder, Peabody & Co., and prior to that, was with Dean Witter & Company. Mr. Krueger earned a degree in Marketing from the University of Wisconsin, and completed graduate work at the University of Southern California. Mr. Krueger's background in investment banking led to our conclusion that he should serve as director in light of our business and structure.

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Michael Nahass – Mr. Nahass has served as a director since January 26, 2012, and also served as our President, Secretary and Treasurer from January 26, 2012 until February 9, 2012. Mr. Nahass has served as our Secretary and Treasurer since July 20, 2015. Since August 2011, Mr. Nahass has served as Managing Director of Arque Capital, Ltd., of Irvine, California. From September 2009 until August 2011, Mr. Nahass was a Partner, and served as Managing Director/Chief Operating Office of, NMS Capital Asset Management, Inc. ("NMS Capital"). Additionally, while at NMS Capital, Mr. Nahass served as Chief Portfolio Manager of the NMS Platinum Funds, LLC. From February 1995 until April 2007, Mr. Nahass was employed in various positions at Morgan Stanley, where his last position was Senior Vice President and Complex Manager, where he directly managed over 200 financial advisors with approximately $20 billion in assets under management. With over 20 years of financial services experience, Mr. Nahass has been and is responsible for private client services, business development, regulatory compliance and strategic development. Mr. Nahass holds a B.S. in Business Administration (1988) from Fairleigh Dickenson University. In addition he also holds NASD Series 3 (National Commodity Futures), Series 7 (General Securities Representative), Series 8 (Supervisory), Series 31 (Managed Futures) and Series 65 (Investment Advisor Representative) licenses. Mr. Nahass's background in investment banking led to our conclusion that he should serve as director in light of our business and structure.

Steven J. Ross – Mr. Ross has served as a director since July 23, 2012. Mr. Ross has over 25 years of senior management experience, ranging from high growth private companies to multi-billion dollar divisions of public enterprises. Mr. Ross is currently Managing Director of MTN Capital Partners ("MTN"), a New York-based private equity firm focused on lower middle market transactions. He joined MTN in 2011 after completing the sale of his previous business and is responsible for deal generation and execution in the Western United States, operating from Newport Beach, California. Mr. Ross is also the Lead Director for the Longhai Steel Company, a major steel wire producer based in Xingtai, China. Previously, Mr. Ross was Chief Executive Officer of National Investment Managers from 2006 until its sale to a private equity firm in 2011. Under Mr. Ross' leadership, the company became the largest independent retirement services company in the country with over $11 billion in assets under administration and operations in 17 cities in the United States.

Between 2001 and 2006, Mr. Ross served as Chairman and Chief Executive Officer of DynTek. During his tenure he successfully transitioned the company from a $5 million software development company to a leading provider of information technology services with annual revenues of over $100 million. From 1998 to 2001, Mr. Ross was Vice President and General Manager of the Computer Systems Division of Toshiba America ("Toshiba") with overall responsibility for Toshiba's $3 billion computer business in the United States and South America. Prior to joining Toshiba, from 1996 to 1998, Mr. Ross served as President & General Manager – Computer Reseller Division and President of Corporate Marketing at Inacom, a $7 billion Fortune 500 provider of computer products and services. He directed Inacom's largest operating division, at $2.5 billion, as well as overall corporate and strategic marketing. Prior to his employment at Inacom, Mr. Ross served as Senior Vice President, Sales & Business Development, for Intelligent Electronics, a $3.5 billion Fortune 500 computer reseller, at the time the largest independent supplier of information technology in the United States. Mr. Ross has also held senior management positions at Dell Computer Corporation and PTXI/Bull HN Information Systems.

Mr. Ross has served as Vice-Chairman of the board of the Computing Technology Industry Association (COMPTIA) and as a board member of the US Internet Industry Association (USIIA). Mr. Ross is an alumnus of Harvard University and a graduate of the Advanced Management Program at Harvard Business School. Mr. Ross's business experience led to our conclusion that he should serve as director in light of our business and structure.

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Kenneth Vande Vrede – Mr. Vande Vrede has served as Chief Operating Officer and a director since February 25, 2013. Mr. Vande Vrede has also served as President of Gro-Rite since January 2012. Gro-Rite is a New Jersey-based retail business which sells products and services related to greenhouse technology, and innovative and sustainable growing techniques. From January 2006 until December 2011, Mr. Vande Vrede served as Vice President of Gro-Rite. From March 1996 until December 2005, he served as Manager of Gro-Rite. Since September 2010, Mr. Vande Vrede has also served as Director of New Business and Marketing at Edible Garden Corp. ("Edible Garden"), our wholly-owned subsidiary. Since January 2007, Mr. Vande Vrede has also served as Managing Partner at Naturally Beautiful Plant Products LLC. Mr. Vande Vrede is also currently an owner of Gro-rite Landscape Services LLC. Mr. Vande Vrede attended Montclair State University from 1996 until 1999, where he majored in Business. Mr. Vande Vrede's entrepreneurial experience and success in gardening retail and specialty farming, evidenced by his ideas which led to the establishment of the businesses in which he works, and his management experience, led to our conclusion that Mr. Vande Vrede should serve as a member of our Board in light of our business and structure.

Michael Vande Vrede – Mr. Vande Vrede has served as a director since April 24, 2013. He has also served as President of Naturally Beautiful Plant Products LLC since January 2007, and is also currently an owner of Gro-rite Landscape Services LLC. Since September 2010, Mr. Vande Vrede has also served as a director at Edible Garden. Mr. Vande Vrede's experience as President of Naturally Beautiful Plant Products LLC led to our conclusion that Mr. Vande Vrede should serve as a member of our Board in light of our business and structure.

Steven Vande Vrede – Mr. Vande Vrede has served as a director since April 24, 2013. Mr. Vande Vrede has also served as Vice-President of Naturally Beautiful Plant Products LLC, since January 2007. Mr. Vande Vrede is also currently an owner of Gro-rite Landscape Services LLC. Since September 2010, Mr. Vande Vrede has also served as Director of New Business and Marketing at Edible Garden. From 2003 to 2005, Mr. Vande Vrede attended Quinnipiac University, and from 2005 to 2007, he attended William Patterson University, where he obtained a degree in Business Finance Management. Mr. Vande Vrede's experience in finance, gardening retail, and specialty farming led to our conclusion that Mr. Vande Vrede should serve as a member of our Board in light of our business and structure.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

The Board reviews the independence of each Director at least annually. During these reviews, the Board will consider transactions and relationships between each Director (and his immediate family and affiliates) and the Company and our management to determine whether any such transactions or relationships are inconsistent with a determination that the Director was independent. The Board determined that Messrs. Ross and Krueger are independent directors. The determination of independence of directors has been made using the definition of "independent director" contained in Section 5605 of the NASDAQ Stock Market Rules.

Board Meetings

All 2015 proceedings of the Board were conducted by resolutions consented to in writing by all of the Directors and filed with the minutes of the proceedings of the Board.

Attendance at Annual Meeting

Although the Company does not have a policy with respect to attendance by members of the Board at its annual meeting of stockholders, Directors are encouraged to attend.

Committees

Audit Committee. On November 4, 2015, the Board established an audit committee (the "Audit Committee") and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. Messrs. Ross and Krueger were appointed to serve on the Audit Committee, with Mr. Ross designated as chairman. Each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market, LLC and the SEC. The Audit Committee met one time during 2015. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter can be found online at http://ir.terratechcorp.com/goverance-docs.

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Compensation Committee. On November 4, 2015, the Board established the Compensation Committee and approved and adopted a charter (the "Compensation Committee Charter"). Messrs. Ross and Krueger were appointed to serve on the Compensation Committee during 2015, with Mr. Krueger designated as chairman. Each member of the Compensation Committee meets the independence requirements of The NASDAQ Stock Market, LLC and the SEC, is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee held one meeting during 2015. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter may be found online at http://ir.terratechcorp.com/governance-docs.

Nominating and Corporate Governance Committee. On November 4, 2015, the Board established the Nominating Committee and approved and adopted a charter (the "Nominating Committee Charter"). Messrs. Ross and Krueger were appointed to serve on the Nominating Committee during 2015, with Mr. Ross designated as chairman. Each member of the Nominating Committee meets the independence requirements of The NASDAQ Stock Market, LLC and the SEC. The Nominating Committee held one meeting during 2015. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The charter of the Nominating and Corporate Governance Committee may be found may be found online at http://ir.terratechcorp.com/governance-docs.

Board Leadership Structure

The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. Mr. Peterson currently serves as our President and Chief Executive Officer and Chairman of the Board. The Board has considered its leadership structure and believes at this time that the Company and its stockholders are best served by having Mr. Peterson serve in these positions. The Board expects to review its leadership structure periodically to ensure that it continues to meet our needs.

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The Board's Role in Risk Oversight

The Board oversees the risk management of the Company. The full Board, as supplemented by the appropriate Board committee in the case of risks that are overseen by a particular committee, reviews information provided by management in order for the Board to oversee risk identification, risk management, and risk mitigation strategies. Our board committees assist the full Board's oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements; our Audit Committee oversees the financial reporting and control risks; and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. Each committee reports on these discussions of the applicable relevant risks to the full Board during the committee reports portion of the Board meeting, as appropriate. The full Board incorporates the insight provided by these reports into its overall risk management analysis.

Code of Ethics

On November 4, 2015, our Board approved and adopted a Code of Ethics (the "Code of Ethics") that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals' conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. The Code of Ethics is available on our website at http://ir.terratechcorp.com/governance-docs.

Communication with the Board of Directors

Security holders may send communications to Board by writing to Terra Tech Corp., 4700 Von Karman, Suite 110, Newport Beach, California 92660, attention: Board of Directors or to any specified Director. Any correspondence received at the foregoing address to the attention of one or more Directors is promptly forwarded to such Director or Directors.

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Certain Relationships and Related Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years.

IVXX recently completed construction of its supercritical CO2 extraction lab. The lab is located in the marijuana dispensary of Blüm, a company that we purchased as of March 31, 2016, in which Derek Peterson, our President, Chief Executive Officer, and Chairman of our Board, then held a 12% ownership interest. Prior to the Blüm acquisition, IVXX had historically not been charged any rent for use of the space. Commencing in the 2015 fiscal year, sales of certain IVXX products commenced at the Blüm dispensary.

During the year ended December 31, 2015, our subsidiary, IVXX, purchased raw materials totaling $248,855 from an entity in which our Chief Executive Officer has an ownership interest. IVXX also sold finished goods amounting to $434,661 to that same entity. The terms of the purchases of the raw materials and sales of the finished goods were at arms-length. There was an accounts receivable balance of $98,304 from this entity as of December 31, 2015.

During the year ended December 31, 2014, GrowOp Technology sold lighting equipment to Blüm, a company that we purchased as of March 31, 2016, in which Derek Peterson, our President, Chief Executive Officer, and Chairman of our Board, then held a 12% ownership interest in, in the aggregate amount of approximately $74,000. The lighting equipment was sold on an arms-length basis.

Edible Garden leases land located at 283 Country Road 519, Belvidere, New Jersey 07823, on which land sits a greenhouse structure. The lease is for a term of 15 years, at a current cost of $14,200 per month, and terminates on December 31, 2029. The land is being leased from Whitetown Realty, LLC, an entity in which David Vande Vrede and Greda Vande Vrede own interests. David Vande Vrede and Greda Vande Vrede are the parents of our directors Kenneth Vande Vrede, Michael Vande Vrede, and Steven Vande Vrede.

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On March 23, 2013, we entered into a Share Exchange Agreement with Edible Garden and its former principal stockholders, who include directors Kenneth Vande Vrede, Michael Vande Vrede, and Steven Vande Vrede and certain of their family members. Pursuant to the Share Exchange Agreement, in consideration of all the issued and outstanding shares of Edible Garden, we issued 1,250,000 shares of our Common Stock to the former principal stockholders. The total approximate value of this share exchange was $212,500.

Pursuant to the Independent Director Agreement, the Company agreed to pay Mr. Ross $2,000 per month, commencing immediately following any financing, either debt or equity, in excess of $1,000,000 that the Company receives during his term as a director. The Company also issued to Mr. Ross, an aggregate of 300,000 restricted shares of Common Stock, of which one-half of the shares vested on the date of appointment, and the remaining one-half of the shares vested on May 31, 2013. The Board reserved the right to change the cash portion of the compensation from time to time, to take into consideration the responsibilities associated with serving on the various committees and to grant additional restricted shares periodically, which may vary from the terms described above. The total approximate value of compensation paid or to be paid under the Independent Director Agreement was the shares plus approximately $1,700 for health insurance. We entered into a new agreement with Mr. Ross, effective July 1, 2014. Pursuant to this agreement, we issued 200,000 shares of Common Stock.

On May 7, 2013, Edible Garden entered into a letter agreement with Gro-Rite related to Edible Garden's right to purchase and distribute a majority of Gro-Rite's plant products. Gro-Rite is affiliated with three of our directors, Kenneth Vande , Michael Vande Vrede, and Steven Vande Vrede and another member of their family. Edible Garden receives a valuable strategic partnership through this letter agreement.

On May 7, 2013, Edible Garden entered into a letter agreement with NB Plants related to Edible Garden's right to purchase and distribute a majority of NB Plants' plant products. NB Plants is affiliated with three of our directors, Kenneth Vande Vrede, Michael Vande Vrede, and Steven Vande Vrede and another member of their family. Edible Garden receives a valuable strategic partnership through this letter agreement.

On April 16, 2014, the Company and Ms. Almsteier, a director and then-officer of the Company, entered into a Settlement Agreement, whereby Ms. Almsteier agreed to pay the Company $67,100 as a settlement for, and a release of, the Company's claim of approximately $67,100 against Ms. Almsteier for a violation of Section 16(b) of the Exchange Act related to the sale of 350,000 shares of Common Stock at a price of $1.2509 per share on March 13, 2014, and the purchase of 100,000 shares of Common Stock at a purchase price of $0.58 on per share on April 15, 2014.

14

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information relating to compensation for the Company's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and individuals serving as our principal executive officer or acting in a similar capacity (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation($)	All Other Compensation($)(6)	Total ($)

Derek Peterson (1)	2015	78,000	0	46,750	0	0	0	6,000	130,750
	2014	201,000	0	311,765	0	0	0	6,000	518,765

Michael Nahass (2)	2015	126,250	0	38,250	0	0	0	6,000	170,500
	2014	210,000	0	1,056,415	0	0	0	6,000	1,272,415

Kenneth Vande Vrede (3)	2015	124,167	0	36,125	0	0	0	6,000	166,292
	2014	110,000	100,000	235,555	0	0	0	2,500	448,055

Michael James (4)	2015	126,250	0	404,380	0	0	0	6,000	536,630
	2014	132,500	0	549,481	0	0	0	6,000	687,981

________

(1)	Appointed President, Chief Executive Officer, and Chairman of the Board on February 9, 2012.

(2)	Appointed director on January 26, 2012. Appointed Secretary and Treasurer on July 20, 2015. Served as President, Secretary, and Treasurer from January 26, 2012 until February 9, 2012.

(3)	Appointed Chief Operating Officer and director on February 25, 2013.

(4)	Appointed Chief Financial Officer on February 9, 2012.

(5)

For valuation purposes, the dollar amount shown is calculated based on the market price of the Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each Named Executive Officer is set forth below.

(6)	The amounts disclosed represent a car allowance of $500 per month.

15

Narrative Disclosure to Summary Compensation Table

Overview

The following is a narrative discussion of the information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table with respect to fiscal year 2015 and 2014.

We did not have a stock option plan in 2015. We do not currently have an incentive plan that provides compensation intending to serve as an incentive for performance.

Derek Peterson

Mr. Peterson earned total cash compensation for his services to the Company in fiscal years 2015 and 2014 in the amount of $78,000 and $201,000, respectively. This represents his annual base salary for fiscal 2015 and 2014. The base salary paid to Mr. Peterson for fiscal years 2015 and 2014 constituted approximately 59.66% and 38.75%, respectively, of the total compensation paid to Mr. Peterson as set forth in the "Total" column in the Summary Compensation Table.

On July 21, 2015, we issued to Mr. Peterson 550,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier. On July 9, 2014, we issued to Mr. Peterson 588,235 shares of Common Stock. The price per share was $0.53, as reported on the OTC Market Group, Inc.'s OTCQB tier.

Mr. Peterson also received $6,000 as set forth in the "All Other Compensation" column, which represents a car allowance of $500 per month for the years 2015 and 2014.

Michael Nahass

Mr. Nahass earned total cash compensation for his services to the Company in fiscal years 2015 and 2014 in the amount of $126,250 and $210,000, respectively. This represents his annual base salary for fiscal 2015 and 2014. The salary paid to Mr. Nahass for fiscal years 2015 and 2014 constituted approximately 74.04 % and 16.50% of the total compensation paid to Mr. Nahass as set forth in the "Total" column in the Summary Compensation Table.

16

On July 21, 2015, we issued to Mr. Nahass 450,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier. On July 9, 2014, we issued to Mr. Nahass 490,196 shares of Common Stock. The price per share was $0.53, as reported on the OTC Market Group, Inc.'s OTCQB tier. On December 23, 2014, we issued to Mr. Nahass 550,000 shares of Series B Preferred Stock, which is convertible into 2,961,379 shares of Common Stock. The price per share was $0.269, as reported on the OTC Market Group, Inc.'s OTCQB tier.

Mr. Nahass also received $6,000 as set forth in the "All Other Compensation" column, which represents a car allowance of $500 per month for the years 2015 and 2014.

Kenneth Vande Vrede

Mr. Vande Vrede earned total cash compensation for his services to the Company in fiscal years 2015 and 2014 in the amount of $124,167 and $210,000, respectively. This represents his annual base salary of $124,167 and $110,000 and a bonus in the amount of $0 and $100,000 for the years ended 2015 and 2014, respectively. The base salary paid to Mr. Vande Vrede for fiscal years 2015 and 2014 constituted approximately 74.66% and 24.56% of the total compensation paid to Mr. Vande Vrede as set forth in the "Total" column in the Summary Compensation Table. Mr. Vande Vrede also earned a bonus in 2014 the amount of $100,000 for his assistance in completing and implementing the greenhouse facility used by Edible Garden and his contributions in raising capital for the Company.

On July 21, 2015, we issued to Mr. Vande Vrede 425,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier. On July 9, 2014, we issued to Mr. Vande Vrede 444,444 shares of Common Stock. The price per share was $0.53, as reported on the OTC Market Group, Inc.'s OTCQB tier.

Mr. Vande Vrede also received $6,000 in 2015 and $2,500 in 2014 as set forth in the "All Other Compensation" column, which represents a car allowance of $500 per month for the twelve months in 2015 and five months in 2014.

Michael James

Mr. James earned total cash compensation for his services to the Company in fiscal years 2015 and 2014 in the amount of $126,250 and $132,500. This represents his annual base salary for fiscal 2015 and 2014. The base salary paid to Mr. James for fiscal years 2015 and 2014 constituted approximately 23.52% and 19.26% of the total compensation paid to Mr. James as set forth in the "Total" column in the Summary Compensation Table.

17

On July 21, 2015, we issued to Mr. James 450,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier. On July 21, 2015, we issued to Mr. James 800,000 shares of Series B Preferred Stock, which is convertible into 4,307,460 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier. On July 9, 2014, we issued to Mr. James 490,196 shares of Common Stock. The price per share was $0.53, as reported on the OTC Market Group, Inc.'s OTCQB tier. On December 23, 2014, we issued to Mr. James 200,000 shares of Series B Preferred Stock, which is convertible into 1,076,865 shares of Common Stock. The price per share was $0.269, as reported on the OTC Market Group, Inc.'s OTCQB tier.

Mr. James also received $6,000 as set forth in the "All Other Compensation" column, which represents a car allowance of $500 per month the years 2015 and 2014.

Compensation Philosophy

Our compensation policy is designed to attract and retain qualified key executive officers critical to our achievement of reaching and maintaining profitability and positive cash flow, and subsequently our growth and long-term success. To attract, retain, and motivate the executives officers required to accomplish our business strategy, the Compensation Committee establishes our executive compensation policies and oversees our executive compensation practices.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, short-term and long-term goals, and which aligns executives' interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value.

Employment Agreements and Change of Control Agreements

As of the date hereof, we have not entered into any employment agreements with any of our Named Executive Officers.

Outstanding Equity Awards

We had no outstanding equity awards as of the fiscal years ended December 31, 2015 or 2014.

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Director Compensation

Director Compensation for Fiscal Year 2015

            The following table sets forth director compensation as of December 31, 2015:

Name (1)	Fees Earned Paid in Cash ($)	Stock Awards ($)(7)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Amy Almsteier (2)	81,958	23,375	0	0	0	0	105,333

Kenneth P. Kruger (3)	0	0	0	0	0	0	0

Steven Ross (4)	0	127,500	0	0	0	0	127,500

Steven Vande Vrede (5)	145,000	36,125	0	0	0	0	181,125

Michael Vande Verde (6)	72,307	36,125	0	0	0	0	108,432

__________________

(1)

Derek Peterson, Michael Nahass and Kenneth Vande Vrede are not included in this table as they were executive officers of the Company during fiscal year 2015, and thus received no compensation for their service as directors. The compensation of Messrs. Peterson, Nahass, and K. Vande Vrede as employees of the Company is shown in the Executive Compensation Section, Summary Compensation Table.

(2)	Appointed Secretary, Treasurer, and a director on February 9, 2012. Served as Secretary and Treasurer until July 20, 2015.

(3)	Appointed as a director on November 2, 2015.

(4)	Appointed as a director on July 23, 2012.

(5)	Appointed as a director on April 24, 2013.

(6)	Appointed as a director on April 24, 2013.

(7)

For valuation purposes, the dollar amount shown is calculated based on the market price of the Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each director is set forth below.

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Narrative to Director Compensation Table

The following is a narrative discussion of the material information which we believe is necessary to understand the information disclosed in the previous table. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Amy Almsteier

Ms. Almsteier earned total cash compensation for her services to the Company in fiscal year 2015 in the amount of $81,958. This represents her annual base salary for fiscal 2015 in connection with her services as Secretary and Treasurer and base fees in connection with her service as a director. This base amount paid to Ms. Almsteier for fiscal year 2015 constituted approximately 77.80% of the total amounts paid to Mrs. Almsteier as set forth in the "Total" column in the Summary Compensation Table.

On July 21, 2015, we issued to Ms. Almsteier 275,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier.

Steven J. Ross

On July 21, 2015, we issued to Mr. Ross 1,500,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier. This issuance was pursuant to the terms of the Independent Director Agreement by and between the Company and Mr. Ross.

The Company and Mr. Ross also entered into the Indemnification Agreement, whereby the Company agreed to indemnify Mr. Ross, subject to certain exceptions, for claims against him that may arise in connection with the performance of his duties as a director for the Company.

Steven Vande Vrede

Mr. Vande Vrede earned total cash fees for his services to the Company in fiscal year 2015 in the amount of $145,000. This represents his annual base fees for fiscal 2015. The base fees paid to Mr. Vande Vrede for fiscal year 2015 constituted approximately 80.05% of the total compensation paid to Mr. Vande Vrede as set forth in the "Total" column in the Summary Compensation Table.

On July 21, 2015, we issued to Mr. Vande Vrede 425,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier.

Michael Vande Vrede

Mr. Vande Vrede earned total cash fees for his services to the Company in fiscal year 2015 in the amount of $72,307. This represents his annual base fees for fiscal 2015. The base fees paid to Mr. Vande Vrede for fiscal year 2015 constituted approximately 66.68% of the total compensation paid to Mr. Vande Vrede as set forth in the "Total" column in the Summary Compensation Table.

On July 21, 2015, we issued to Mr. Vande Vrede 425,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.'s OTCQB tier.

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BENEFICIAL OWNERSHIP OF COMMON STOCK AND PREFERRED STOCK

The following table sets forth certain information as of with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director, and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 4700 Von Karman, Suite 100, Newport Beach, California 92660.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of the Record Date by the conversion of shares of Series A Preferred Stock and Series B Preferred Stock. These shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(9)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)

Derek Peterson	Common Stock	3,476,033	(2)	1.01%

Amy Almsteier	Common Stock	20,823,269	(3)	5.74%

Kenneth P. Krueger	Common Stock	350,000		* %

Michael James	Common Stock	5,909,326	(7)	1.69%

Michael A. Nahass	Common Stock	24,870,841	(4)	6.82%

Steven Ross	Common Stock	1,766,667	(8)	* %

Kenneth Vande Vrede	Common Stock	10,241,675	(5)	2.90%

Steven Vande Vrede	Common Stock	10,456,498	(6)	2.96%

Michael Vande Vrede	Common Stock	10,701,498	(6)	3.03%

All directors and executive officers as a group (9 persons)		88,245,807		21.13%

_____________

*	Represents beneficial ownership of less than one percent of the outstanding shares of our Common Stock.
(1)	As of the Record Date, we had a total of 343,803,216 shares of Common Stock issued and outstanding.
(2)

Includes 1,437,798 shares of Common Stock with respect to which Mr. Peterson has the right to acquire. Mr. Peterson owns Series A Preferred Stock, which is currently convertible into 50 shares of Common Stock, and Series B Preferred Stock, which is currently convertible into 1,346,081 shares of Common Stock and 91,667 vested options to acquire Common Stock. Mr. Peterson disclaims any beneficial ownership interest in the shares of Common Stock and Series B Preferred Stock held by his spouse, Amy Almsteier.

(3)

Includes 19,248,964 shares of Common Stock with respect to which Ms. Almsteier has the right to acquire. Ms. Almsteier owns Series B Preferred Stock, which is currently convertible into 19,248,964 shares of Common Stock. Ms. Almsteier disclaims any beneficial ownership interest in the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series Z Preferred Stock and Options to acquire Common Stock held by her spouse, Derek Peterson.

(4)	Includes 20,595,045 shares of Common Stock, which are issuable upon conversion of Series B Preferred Stock and 75,000 vested options to acquire Common Stock.
(5)

Includes 9,544,604 shares of Common Stock with respect to which Mr. Vande Vrede has the right to acquire. Mr. Vande Vrede owns Series A Preferred Stock, which is currently convertible into 50 shares of Common Stock and Series B Preferred Stock which is currently convertible into 9,473,721 shares of Common Stock and 70,833 shares of Common Stock underlying vested options.

(6)	Includes 9,473,721 shares of Common Stock, which are issuable upon conversion of Series B Preferred Stock and 70,833 shares of Common Stock underlying vested options.
(7)	Includes 5,384,326 shares of Common Stock, which are issuable upon conversion of Series B Preferred Stock and 75,000 shares of Common Stock underlying vested options.
(8)	Includes 66,667 shares of Common Stock underlying vested options.
(9)	Unless otherwise specified, the address of each of the persons set forth above is in care of the Company, at the address of: 4700 Von Karman, Suite 110, Newport Beach, California 92660.

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The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series A Preferred Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 4700 Von Karman, Suite 110, Newport Beach, California 92660.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Series A Preferred Stock(1)

Derek Peterson	Series A Preferred Stock	50	50%

Amy Almsteier	Series A Preferred Stock	0	0%

Kenneth P. Krueger	Series A Preferred Stock	0	0%

Michael James	Series A Preferred Stock	0	0%

Michael A. Nahass	Series A Preferred Stock	0	0%

Steven Ross	Series A Preferred Stock	0	0%

Kenneth Vande Vrede	Series A Preferred Stock	50	50%

Steven Vande Vrede	Series A Preferred Stock	0	0%

Michael Vande Vrede	Series A Preferred Stock	0	0%

All directors and executive officers as a group (9 persons)		100	100%

______

(1)	As of the Record Date, we had a total of 100 shares of Series A Preferred Stock issued and outstanding.

22

The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series B Preferred Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 4700 Von Karman, Suite 110, Newport Beach, California 92660.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Series B Stock(1)

Derek Peterson	Series B Preferred Stock	250,000	* %

Amy Almsteier	Series B Preferred Stock	3,575,000	22.14%

Kenneth P. Krueger	Series B Preferred Stock	0	0%

Michael James	Series B Preferred Stock	1,000,000	6.19%

Michael A. Nahass	Series B Preferred Stock	3,825,000	23.68%

Steven Ross	Series B Preferred Stock	0	0%

Kenneth Vande Vrede	Series B Preferred Stock	1,759,500	10.89%

Steven Vande Vrede	Series B Preferred Stock	1,759,500	10.89%

Michael Vande Vrede	Series B Preferred Stock	1,759,500	10.89%

All directors and executive officers as a group (9 persons)		13,928,500	86.24%

_______

(1)	As of the Record Date, we had a total of 24,818,700 shares of Series B Preferred Stock issued and outstanding.

23

The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series N Preferred Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 4700 Von Karman, Suite 110, Newport Beach, California 92660.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Series N Stock(1)

Derek Peterson	Series N Preferred Stock	0		*	%

Amy Almsteier	Series N Preferred Stock	0		*	%

Kenneth P. Krueger	Series N Preferred Stock	0		*	%

Michael James	Series N Preferred Stock	0		*	%

Michael A. Nahass	Series N Preferred Stock	0		*	%

Steven Ross	Series N Preferred Stock	0		*	%

Kenneth Vande Vrede	Series N Preferred Stock	0		*	%

Steven Vande Vrede	Series N Preferred Stock	0		*	%

Michael Vande Vrede	Series N Preferred Stock	0		*	%

Mark Hanselman(2)	Series N Preferred Stock	1	(2)	100%

All directors and executive officers as a group (9 persons)		0		*	%

___________

(1)	As of the Record Date, we had a total of 1 share of Series N Preferred Stock issued and outstanding.

(2)	[Mark address].

24

The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series Q Preferred Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 4700 Von Karman, Suite 110, Newport Beach, California 92660.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Series Q Stock(1)

Derek Peterson	Series Q Preferred Stock	0		*	%

Amy Almsteier	Series Q Preferred Stock	0		*	%

Kenneth P. Krueger	Series Q Preferred Stock	0		*	%

Michael James	Series Q Preferred Stock	0		*	%

Michael A. Nahass	Series Q Preferred Stock	0		*	%

Steven Ross	Series Q Preferred Stock	0		*	%

Kenneth Vande Vrede	Series Q Preferred Stock	0		*	%

Steven Vande Vrede	Series Q Preferred Stock	0		*	%

Michael Vande Vrede	Series Q Preferred Stock	0		*	%

Miguel Rodriguez(9)	Series Q Preferred Stock	3,420	(2)	16%

Justin Jarin(9)	Series Q Preferred Stock	3,420	(3)	16%

Michael Christian Gard(9)	Series Q Preferred Stock	3,420	(4)	16%

Sewell Woodfork(9)	Series Q Preferred Stock	3,420	(5)	16%

Michael Nolin(9)	Series Q Preferred Stock	3,420	(6)	16%

David Kang(9)	Series Q Preferred Stock	1,711	(7)	8%

Lillian Kang(9)	Series Q Preferred Stock	1,711	(8)	8%

All directors and executive officers as a group (9 persons)		0		*	%

_________

(1)	As of the Record Date, we had a total of 21,378 shares of Series Q Preferred Stock issued and outstanding.

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(2)

Of Mr. Rodriguez's shares, 591 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 1,398 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 1,431 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak Gallery ("Black Oak") which was completed on April 1, 2016 and is discussed in detail below.

(3)	Of Mr. Jarin's shares, 591 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 1,398 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 1,431 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below.

(4)	Of Mr. Gard's shares, 591 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 1,398 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 1,431 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below.

(5)	Of Mr. Woodfork's shares, 591 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 1,398 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 1,431 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below.

(6)	Of Mr. Nolin's shares, 591 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 1,398 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 1,431 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below.

(7)	Of Mr. Kang's shares, 296 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 699 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 716 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below.

(8)	Of Ms. Kang's shares, 296 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 699 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 716 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below.

(9)	The address of each of the persons set forth above is in care of the Black Oak Gallery at the address of 578 W Grand Ave, Oakland, California 94612.

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The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series Z Preferred Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 4700 Von Karman, Suite 110, Newport Beach, California 92660.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Series Z Stock(1)

Derek Peterson(2)	Series Z Preferred Stock	1,959		24%

Amy Almsteier	Series Z Preferred Stock	0		*	%

Kenneth P. Krueger	Series Z Preferred Stock	0		*	%

Michael James	Series Z Preferred Stock	0		*	%

Michael A. Nahass	Series Z Preferred Stock	0		*	%

Steven Ross	Series Z Preferred Stock	0		*	%

Kenneth Vande Vrede	Series Z Preferred Stock	0		*	%

Steven Vande Vrede	Series Z Preferred Stock	0		*	%

Michael Vande Vrede	Series Z Preferred Stock	0		*	%

Salwa Ibrahim(5)	Series Z Preferred Stock	3,594	(3)	44%

Martin Kaufman(6)	Series Z Preferred Stock	2,613	(4)	32%

All directors and executive officers as a group (9 persons)		1,959		24%

________

(1)	As of the Record Date, we had a total of 8,166 shares of Series Z Preferred Stock issued and outstanding.

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(2)	Of Mr. Peterson's shares, 282 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 667 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 1,010 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below.

(3)	Of Ms. Ibrahim's shares, 517 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 1,224 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 1,853 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below. Ms. Ibrahim disclaims any beneficial ownership interest in the shares of Series Z Preferred Stock held by her spouse, Mr. Kaufman.

(4)	Of Mr. Kaufman's shares, 376 were issued on April 1, 2016 as closing consideration pursuant to the Merger Agreement, 890 were issued as holdback consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and subject to adjustment, and 1,347 were issued as lockup consideration pursuant to the Merger Agreement and to be held in escrow for a period of one year and are not subject to adjustment. The Merger Agreement refers to our acquisition of Black Oak which was completed on April 1, 2016 and is discussed in detail below. Mr. Kaufman disclaims any beneficial ownership interest in the shares of Series Z Preferred Stock held by his spouse, Salwa Ibrahim.

(5)	The business address of Ms. Ibrahim is in care of Black Oak at the address of 578 W Grand Ave, Oakland, California 94612.

(6)	[Martin address].

There are no arrangements known to the Company, which may at a subsequent date result in a change-in-control.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires officers, directors, and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2015, or with respect to such fiscal year, all Section 16(a) filing requirements were met.

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PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tarvaran, Askelson & Company ("TAC") served as independent registered public accounting firm to the Company in 2015 and is expected to be retained to serve in such capacity in 2016. The Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Although stockholder ratification of this appointment is neither required by law nor binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of TAC as the Company's independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of TAC. Representatives of TAC will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF TARVARAN, ASKELSON & COMPANY AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

Other Independent Registered Accounting Firm Information

Principal Accounting Fees and Services

The aggregate fees billed for professional services by TAC for the years ended December 31, 2015 and 2014 were as follows:

Fee Category	Fiscal 2015	Fiscal 2014
Audit Fees	$90,550	$90,550
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$90,550	$90,550

Audit Fees. Audit Fees consisted of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.

Audit Committee Pre-Approval Policies and Procedures

Commencing upon its establishment on November 4, 2015, the Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent registered public accounting firm for audits of the Company's financial statements and internal control over financial reporting. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company's independent registered public accounting firm may be engaged to perform audit-related and non-audit services and must pre-approve any audit-related and non-audit services performed by the independent registered public accounting firm consistent with applicable regulations. Under no circumstance is the Company's independent registered public accounting firm permitted to perform services of the nature described in Section 201 of the Sarbanes-Oxley Act.

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PROPOSAL THREE:

APPROVAL OF THE TERRA TECH CORP.

2016 EQUITY INCENTIVE PLAN

On January 12, 2016, the Board, upon the recommendation of our Compensation Committee, approved the Terra Tech Corp. 2016 Equity Incentive Plan (the "2016 Plan"). The Plan will authorize equity and performance-based compensation arrangements that we need to remain competitive with our peers, adapt compensation awards to changes in corporate objectives and the marketplace, effectively attract, motivate, and retain the caliber of employees essential to the Company's future growth and success, to help enable us to achieve our financial and operational goals, enhance stockholder value, and preserve the tax deductibility of performance-based compensation paid to certain executive officers under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Historically, although we have not had a specific stock awards program or plan, we have granted equity awards to key employees, consultants, and Directors on a semi-annual or annual basis.

We also are seeking stockholder approval of the 2016 Plan so that compensation attributable to grants under the 2016 Plan may qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Code. See "Description of the 2016 Plan – Types of Awards – Performance Awards" herein.

We expect that the shares of our Common Stock requested under the 2016 Plan will enable us to make grants for the next three years before we need to seek stockholder approval to grant shares of Common Stock. The 2016 Plan provides an aggregate of 30,000,000 shares, of which no more than 15,000,000 shares of our Common Stock may be granted as incentive stock options.

As of the Record Date, we had approximately: (i) 349,911,822 shares of Common stock outstanding, on a non-fully diluted basis, held by approximately 121 stockholders of record; (ii) 100 shares of Series A Preferred Stock outstanding, convertible into 100 shares of Common Stock; (iii) 24,818,700 shares of Series B Preferred Stock outstanding, convertible into approximately 133,631,960 shares of Common Stock; (iv) 1 share of Series N Preferred Stock outstanding, convertible into 2,500,000 shares of Common Stock; (v) 21,378 shares of Series Q Preferred Stock outstanding, convertible into 106,890,000 shares of Common Stock; and (vi) 8,166 shares of Series Z Preferred Stock outstanding, convertible into 81,649,323 shares of Common Stock. We are obligated to reserve approximately 381,914,771 shares of Common Stock for potential future issuances pursuant to our outstanding options, warrants, convertible notes, convertible Series A Preferred Stock, convertible Series B Preferred Stock, convertible Series Q Preferred Stock, and convertible Series Z Preferred Stock. We believe that we have more than 25,000 beneficial holders of our Common Stock.

The following summary of the material terms of the 2016 Plan is qualified in its entirety by reference to the full text of the 2016 Plan, a copy of which is attached as Appendix A to this proxy statement.

Description of the 2016 Plan

The purposes of the 2016 Plan are to: (a) enable the Company and its Affiliates to attract and retain the types of Employees, Consultants, and Directors who will contribute to the Company's success; (b) provide incentives that align the interests of Employees, Consultants, and Directors with those of the Company's stockholders; and (c) promote the success of the Company's business and to further the best interests of the Company and its stockholders.

The 2016 Plan is an "omnibus" plan that provides for several different kinds of awards, including (i) Incentive Stock Options; (ii) Non-qualified Stock Options; (iii) Stock Appreciation Rights ("SARs"); (iv) Restricted Awards; (v) Performance Share Awards; (vi) Performance Compensation Awards; (vii) Other Stock-Based Awards; and (viii) Substitute Awards. A Substitute Award may be granted by us to a holder of an equity-based award that had been granted by an entity acquired by us or with which we thereafter combined to the extent permitted under applicable listing standards of any stock exchange on which our equity is then listed.

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Shares Authorized for Issuance under the 2016 Plan; Share Counting Procedure

A maximum of 30,000,000 shares are proposed to be available for awards.

Any shares of our Common Stock that are subject to an Award that expires, is canceled, forfeited, or otherwise terminates prior to exercise or realization, either in full or in part, shall again become available for issuance under the 2016 Plan (i.e., will be added back to the total shares available under the 2016 Plan) unless such shares are: (i) shares tendered in payment of an Option; (ii) shares delivered or withheld by us to satisfy any tax withholding obligation; or (iii) shares covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Award.

Limitations on Individual Awards

With respect to any award intended to be Section 162(m) compensation, the 2016 Plan contains the following limitations on the amount that may be awarded to any participant in any calendar year, subject to any adjustments as provided in the 2016 Plan:

•	The maximum number of shares underlying options and SARs is 3,000,000.
•	The maximum number of shares underlying performance awards is 3,000,000.
•	The maximum dollar amount of cash-based awards is $285,000.

Eligible Participants

The persons eligible to receive awards are our employees, consultants, and directors and our affiliates and such other individuals designated by the Compensation Committee who are reasonably expected to become our employees, consultants, and directors after the receipt of awards. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to our employees, consultants, and directors and those individuals whom the Compensation Committee determines are reasonably expected to become our employees, consultants, and directors following the grant date. Holders of equity-based awards granted by an entity acquired by us or with which we combine are eligible for grants of "substitute awards" (as defined in the 2016 Plan) to the extent permitted under applicable listing standards of any stock exchange on which our equity is then listed.

Administration

The 2016 Plan will be administered by the Compensation Committee, or in the Board's sole discretion, the Board. The Compensation Committee has the authority, among other things, to designate participants, determine the type or types of awards to be granted, to determine the number of shares subject to each award, to determine the terms and conditions of any award and to interpret and administer the 2016 Plan and any instrument or agreement relating thereto. The Compensation Committee may delegate day-to-day administration of the 2016 Plan to a committee or committees of one or more members of the Committee or the Board.

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Term

The 2016 Plan was effective upon approval by the Board, and will terminate ten years after such approval, or on January 12, 2026.

Types of Awards

Stock Options

The 2016 Plan authorizes the grant of stock options, which may be either incentive stock options within the meaning of Section 422 of the Code, which are eligible for special tax treatment, or nonqualified stock options. The aggregate fair market value of shares, determined as of the date of grant, for which any employee may be granted incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000. To the extent that an incentive stock option exceeds the $100,000 threshold, or otherwise does not comply with the applicable conditions of Section 422 of the Code, the stock option will be treated as a non-qualified stock option.

The term of a stock option granted under the 2016 Plan cannot be longer than 10 years from the date of grant, and the exercise price per share underlying the option may not be less than the fair market value of a share of our Common Stock on the date of grant. The Compensation Committee will determine the acceptable forms of consideration for exercise of the option, which may include (i) cash or check, or a combination thereof, or broker-assisted cashless exercise or (ii) to the extent expressly permitted by the Compensation Committee, (a) other shares that have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised or (b) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws. Re-pricing of options (i.e., reducing the exercise price or cancelling an option in exchange for cash, another award, or an option with a lower exercise price) is not permitted under the 2016 Plan without approval of our stockholders.

Stock Appreciation Rights

The 2016 Plan authorizes the grant of SARs to participants. The term of an SAR under the 2016 Plan cannot be longer than 10 years from the date of grant, and the exercise or hurdle price per share under an SAR, except in the case of a substitute award, shall not be less than the fair market value of a share on the grant date of such SAR. The Compensation Committee shall determine the time or times at which an SAR may be exercised or settled in whole or in part. The Compensation Committee may specify in an award agreement that an "in-the-money" SAR shall be automatically exercised on its expiration date. Re-pricing of SARs is not permitted under the 2016 Plan without approval of our stockholders.

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Restricted Stock and Restricted Stock Units

Under the 2016 Plan, the Compensation Committee may grant participants awards of restricted stock and restricted stock units (or hypothetical common stock units that have a value equal to the Fair Market Value of an identical number of shares of our Common Stock) that will be subject to such restrictions as the Compensation Committee may impose (including any limitation on the right to vote a share of restricted stock or the right to receive any dividend, dividend equivalent, or other right). The award agreement will specify the vesting schedule and, with respect to restricted stock units, the delivery schedule. Any share of restricted stock granted under the 2016 Plan may be evidenced in such manner as the Compensation Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. Any such certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such restricted stock.

Performance Awards

The Compensation Committee may grant participants performance awards, which may be denominated as a cash amount, number of shares, or a combination thereof and are awards that may be earned upon achievement or satisfaction of performance conditions specified by the Compensation Committee. The Compensation Committee may specify that any other award shall constitute a performance award by conditioning the right of a participant to exercise the award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as determined by the Committee.

If the Compensation Committee intends that a performance award should constitute Section 162(m) compensation, such performance award shall include a pre-established formula, such that payment, retention, or vesting of the award is subject to the achievement during a performance period or periods, as determined by the Compensation Committee, of one or more levels of performance measures. Performance measures may be established on an absolute or relative basis, and may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, or business segments. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices.

The award agreement may provide that the Compensation Committee has discretion to modify performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable. The Compensation Committee may impose such other restrictions on awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for Section 162(m) compensation.

Performance Awards shall be settled in cash, shares, other awards, other property, net settlement, or any combination thereof, in the discretion of the Committee and only after the end of the relevant performance period. The Compensation Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of termination of employment, service or board membership.

Other Stock-Based Awards

The Compensation Committee may grant participants stock awards, which may be denominated or payable in shares or factors that may influence the value of shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value, and payment contingent upon performance measures or any other factors designated by the Compensation Committee. The Compensation Committee shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, shares, other awards, other property, or any combination thereof, as the Compensation Committee shall determine. Cash awards, as an element of or supplement to any other award under the 2016 Plan, may also be granted.

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Automatic Grants to Outside Directors

            The Board or a committee thereof may institute, by resolution, automatic award grants to new and continuing members of the Board. The Board or its committee may, in their sole discretion, determine the number and type of such awards and the terms, conditions, and criteria of the awards, if any.

Transferability

Unless determined otherwise by the Compensation Committee, awards are not transferable, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the award agreement, the participant may transfer an award, other than an incentive stock option, during the participant's lifetime to one or more members of the participant's family, to one or more trusts for the benefit of one or more of the participant's family, to a partnership or partnerships of members of the participant's family, or to a charitable organization as defined in Section 501(c)(3) of the Code, but only if the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any award. The transferee of an award will be subject to all restrictions, terms, and conditions applicable to the award prior to its transfer, except that the award will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

Termination of Board Membership or Employment

The Compensation Committee may specify the effect of termination of service as a director or termination of employment on an award at the time of grant, subject to the administrator's right to modify the award terms after the date of grant in accordance with the terms of the 2016 Plan. In the absence of such specification, the following provisions apply to stock options and SARs.

•	Vested stock options and SARs held by a participant whose employment is terminated due to the participant's disability (as defined in the 2016 Plan) will remain exercisable for the lesser of one year from the termination or the remaining term of the option.

•	Vested stock options and SARs held by a participant whose employment is terminated due to the participant's death (a) during the term of the option and while employed or (b) within one year after termination will remain exercisable by the participant's estate or beneficiary for the lesser of one year from the date of death or the remaining term of the option.

•	Vested stock options and SARs held by a participant, whose employment is terminated for any other reason except for termination for cause, will remain exercisable for the lesser of three months from the date of death or the remaining term of the option.

•	Vested stock options and SARs held by a participant, whose employment is terminated for cause shall terminated immediately upon termination of employment,

•	Unvested stock options and SARs shall terminate immediately upon termination of employment.

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Change in Control

In the event of a change in control of the Company (as defined in the 2016 Plan), the Compensation Committee may provide for accelerated vesting of an award upon or as a result of specified events following a change in control, either in an award agreement or in connection with the change in` control. In the event of a change in control, the Compensation Committee may cause any award (i) to be canceled in consideration of a payment in cash or other consideration to the participant in an amount per share equal to the excess, if any, of the price or implied price per share in a change in control over the per share exercise or purchase price of such award, which may be paid immediately or over the vesting schedule of the award or (ii) to be assumed or substituted by the successor to the Company. If the award is not assumed or substituted, the award shall become fully vested immediately prior to the change in control and shall thereafter terminate.

Amendment and Termination of 2016 Plan

The Board may at any time amend, alter, suspend, discontinue, or terminate the 2016 Plan or any award made under the plan, subject to approval by our stockholders to the extent required by applicable law or the consent of the affected participant, if such action would materially adversely affect his or her rights. Unless approved by our stockholders, the Compensation Committee may not reduce the minimum exercise price for stock options or SARs, or reprice (i.e., reduce the exercise price or cancel in exchange for cash, another award, or an option or SAR with a lower exercise price) outstanding stock options or SARs. As noted above, an amendment to an award under the 2016 Plan may not, without the written agreement of the participant, materially impair the award.

Grants Under the Plan

As of the Record Date, [___________] have been granted under the 2016 Plan. Grants under the 2016 Plan are discretionary, so it is not possible to predict the number of shares of our Common Stock that will be awarded or who will receive awards under the 2016 Plan. On the Record Date, the closing bid price on the OTC Markets Group, Inc.'s OTCQX tier for our Common Stock was $[_.___].

Tax Matters

The following is a general summary of the United States federal income tax consequences to us and participants in the 2016 Plan. The following is only a general description intended for the information of stockholders and not as tax guidance for participants as consequences may vary depending on the types of awards granted, the identity of the participants and the method of payment or settlement. This summary is based on the federal tax laws in effect as of the Record Date. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. In addition, this summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

35

Incentive Stock Options

A participant will not recognize income upon the grant of an incentive stock option. A participant will recognize income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gains and we will not be entitled to a tax deduction (although, for alternative minimum tax purposes, a participant must include the excess of the fair market value of the stock over the exercise price in alternative minimum taxable income for the year of exercise). If a participant sells the stock prior to satisfying each of these waiting periods, then the participant will have engaged in a "disqualifying disposition" and will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price; we will be entitled to a tax deduction equal to that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gains, depending upon the length of time a participant holds shares prior to the disposition.

Nonqualified Stock Options

A participant will not recognize income upon the grant of a nonqualified stock option. A participant will recognize income upon the exercise of a nonqualified stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have short-term or long-term capital gains or losses, depending on the length of time the participant held the shares, equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised.

SARs

The grant of a SAR will not result in any tax consequences for the participant or us. A participant generally will recognize ordinary income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received less the exercise price, and we will be entitled to a tax deduction in that amount. Upon the sale of any stock received, the participant will have short-term or long-term capital gains or losses, depending on the length of time the participant held the shares, equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised.

Stock Awards and Other Stock-Based Awards

As a general rule, a participant will recognize ordinary income at the time of delivery of shares of our Common Stock or payment of cash under the 2016 Plan. Future appreciation on shares of our Common Stock held beyond the ordinary income recognition event will be taxable when the shares are sold as long-term or short-term capital gains, depending on the length of time the participant held the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant. However, if shares of Common Stock, when delivered, are subject to substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under Section 83(b) of the Code.

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Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company's chief executive officer or any of its other four most highly paid executive officers (not including its chief financial officer). Performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and SARs granted under the 2016 Plan are intended to qualify as "qualified performance-based compensation." Other awards will be "qualified performance-based compensation" if they are so designated and if their grant, vesting, or settlement is subject to the performance criteria set forth in the 2016 Plan. Stock awards and other stock-based awards that vest solely upon the passage of time do not qualify as "qualified performance-based compensation."

Code Section 409A

To the extent that any award under the 2016 Plan is or may be considered to constitute deferred compensation subject to Code Section 409A, the Company intends that the terms and administration of such award shall comply with the provisions of such section, applicable Internal Revenue Service guidance and good faith reasonable interpretations thereof.

Vote Required and Board's Recommendation

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TERRA TECH CORP. 2016 EQUITY INCENTIVE PLAN.

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PROPOSAL FOUR:

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 990

MILLION AND PREFERRED STOCK TO 50 MILLION

Purpose and Effect of the Amendment

On March 25, 2016, the Board approved, subject to the approval of our stockholders, the filing of a certificate of amendment (the "Certificate of Amendment"), in substantially the form attached hereto as Appendix B, subject to any changes required by law, to our Articles of Incorporation to increase the number of authorized shares of Common Stock to 990,000,000 shares from 350,000,000 shares and Preferred Stock to 50,000,000 shares from 25,000,000 shares. The Board has directed that the Certificate of Amendment be submitted to the stockholders at the Annual Meeting, with the recommendation that the stockholders adopt the same.

If approved by the stockholders, the Certificate of Amendment will become effective upon filing with the Secretary of State of the State of Nevada as required by the Nevada Revised Statutes. It is anticipated that this will occur promptly following the date of the Annual Meeting. If Proposal 5 is approved, the increase in our authorized capital stock will be reflected in the Nevada Articles filed with the Secretary of State of the State of Nevada.

We believe that an increase in the number of shares of our authorized capital stock is prudent in order to ensure that a sufficient number of authorized but unissued shares of our capital stock are available for issuance in the future if our Board deems it to be in our best interest and the best interest of our stockholders. Increasing the number of shares of authorized capital stock would provide us with additional flexibility to issue shares of capital stock in connection with a variety of general corporate purposes that the Board may at times deem to be desirable for us, including, without limitation, acquisitions, capital-raising transactions, investment opportunities, stock splits, dividends, and compensation for our executive officers, directors, and employees.

In addition, we currently anticipate issuing a total of [●] shares of capital stock in the foreseeable future as follows:

•	30,000,000 shares of Common Stock issuable under the 2016 Equity Incentive Plan;

•	100 shares of Common Stock issuable upon conversion of our Series A Preferred Stock;

•	107,390,000 shares of Common Stock issuable upon conversion of our Series Q Preferred Stock, which conversion will occur immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada if this Proposal 4 is approved by our stockholders;

•	133,631,960 shares of Common Stock issuable upon conversion of our Series B Preferred Stock;

•	15,164,262 shares of Series B Preferred Stock issuable upon conversion of our Series Z Preferred Stock, which conversion will occur immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada if this Proposal 4 is approved by our stockholders;

•	Up to 29,871,782 shares of Common Stock issuable upon exercise of outstanding warrants;

•	Up to [6,700,000] shares of Common Stock issuable upon exercise of outstanding options; and

•	Up to [●] shares of Common Stock issuable upon conversion of outstanding notes.

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Authorized Stock Issued and Outstanding as of the Record Date

We currently have 350,000,000 authorized shares of Common Stock and 25,000,000 authorized shares of Preferred Stock. As of the Record Date, we had approximately: (i) 349,911,822 shares of Common stock outstanding, on a non-fully diluted basis; (ii) 100 shares of Series A Preferred Stock outstanding, convertible into 100 shares of Common Stock; (iii) 24,818,700 shares of Series B Preferred Stock outstanding, convertible into approximately 133,631,960 shares of Common Stock; (iv) 1 share of Series N Preferred Stock outstanding, convertible into 2,500,000 shares of Common Stock; (v) 21,378 shares of Series Q Preferred Stock outstanding, convertible into 106,890,000 shares of Common Stock; and (vi) 8,166 shares of Series Z Preferred Stock outstanding, convertible into 81,649,323 shares of Common Stock. We are obligated to reserve approximately 381,914,771 shares of Common Stock for potential future issuances pursuant to our outstanding options, warrants, convertible notes, convertible Series A Preferred Stock, convertible Series B Preferred Stock, convertible Series Q Preferred Stock, and convertible Series Z Preferred Stock.

Prior to the Record Date, we closed on the acquisition of Black Oak Gallery, a California corporation that operates a medical marijuana dispensary in Oakland, California under the name, Blüm ("Black Oak"), pursuant to that certain Agreement and Plan of Merger, dated December 23, 2015 (the "Merger Agreement"), with Generic Merger Sub, Inc., a California corporation and our wholly-owned subsidiary ("Merger Sub"), and Black Oak. The Merger Agreement was amended by a First Amendment to the Agreement and Plan of Merger, dated February 29, 2016. Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, the outstanding shares of common stock of Black Oak held by (i) three of the then current shareholders of Black Oak (the "Group A Shareholders") was converted into the right to receive approximately 8,166 shares of our Series Z Preferred Stock, of which approximately 1,175 shares of Series Z Preferred Stock were issued and paid at closing, and approximately 8,668,700 shares of our Series B Preferred Stock, of which approximately 1,248,300 shares of Series B Preferred Stock were issued and paid at closing and (ii) the remaining shareholders of Black Oak (the "Group B Shareholders") was converted into the right to receive approximately 21,378 shares of our Series Q Preferred Stock, of which approximately 3,695 shares of Series Q Preferred Stock were issued and paid at closing. Each share of Series Q Preferred Stock is convertible into 5,000 shares of our Common Stock and each share of Series Z Preferred Stock is convertible into 1,857 shares of our Series B Preferred Stock, in each case immediately upon our filing with the Secretary of State of the State of Nevada the Certificate of Amendment, if this Proposal 4 is approved by our stockholders. Accordingly, the approximately 21,378 shares of Series Q Preferred Stock issued to the Group B Shareholders is convertible into approximately 106,890,000 shares of our Common Stock and the approximately 8,166 shares of Series Z Preferred Stock issued to the Group A Shareholders is convertible into approximately 15,164,262 shares of Series B Preferred Stock. Each share of Series B Preferred Stock remains convertible into 5.384325537 shares of Common Stock.

Accordingly, our issued and outstanding securities, as of the Record Date, are as follows:

•	349,911,822 shares of Common Stock;

•	100 shares of Series A Preferred Stock, convertible into 100 shares of Common Stock;

•	24,818,700 shares of Series B Preferred Stock, convertible into 133,631,960 shares of Common Stock;

•	1 share of Series N Preferred Stock, convertible into 2,500,000 shares of Common Stock;

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•	21,378 shares of Series Q Preferred Stock, convertible into 106,890,000 shares of Common Stock;

•	8,166 shares of Series Z Preferred Stock, convertible into 81,649,323 shares of Common Stock;

•	Warrants to purchase up to 29,871,782 shares of Common Stock at a weighted average exercise price of $[●];

•	Options to purchase up to [●] shares of Common Stock at a weighted average exercise price of $[●]; and

•	Up to [●] shares of Common Stock issuable upon conversion of outstanding notes.

The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of any shares of Common Stock currently issued and outstanding. The proposed increase in authorized shares would not have an immediate effect on the rights of existing stockholders, nor will it change the rights of our current stockholders. However, as is the case with the shares of Common Stock and Preferred Stock that are currently authorized but unissued, if the Certificate of Amendment is adopted by the stockholders, the Board will have the authority to issue additional shares of Common Stock and/or Preferred Stock from time to time without further action on the part of stockholders, except as may be required by the Articles of Incorporation or other applicable law and regulations.

Dilution

If this proposal is approved, the additional authorized shares of Common Stock and Preferred Stock may be issued for such consideration, cash, or otherwise, at some times, and in such amounts as our Board may determine without further stockholder approval, except to the extent that stockholder approval is required by applicable laws, rules, or regulations. Future issuances of Common Stock (or securities convertible into Common Stock) could have a dilutive impact on, among other things, our earnings per share, the voting power of existing stockholders, and, depending on the issue price of future shares, the value of the currently outstanding shares.

If this proposal is approved, then, immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, the 21,378 shares of Series Q Preferred Stock currently outstanding will be converted into 106,890,000 shares of Common Stock and the 8,166 shares of Series Z Preferred Stock currently outstanding will be converted into 15,164,262 shares of Series B Preferred Stock.

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Potential Anti-Takeover Effect of the Proposed Certificate of Amendment

The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control of us offers an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We do not currently have any provisions in our Articles of Incorporation, Bylaws, employment agreements, credit agreements, or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of us by means of a merger, tender offer, solicitation, or otherwise, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Appraisal Rights

Dissenting stockholders do not have appraisal rights under the laws of the State of Nevada or under our Articles of Incorporation or Bylaws in connection with the proposed increase of the authorized capital stock.

Effectiveness of the Certificate of Amendment

If approved by the stockholders, the Certificate of Amendment will become effective upon filing with the Secretary of State of the State of Nevada as required by the Nevada Revised Statutes. It is anticipated that this will occur promptly following the date of the Annual Meeting. If Proposal 4 is approved, then, upon filing the Certificate of Amendment with the Secretary of State of the State of Nevada, our authorized shares of capital stock will increase from 350,000,000 shares of Common Stock to 990,000,000 shares of Common Stock and from 25,000,000 shares of Preferred Stock to 50,000,000 shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE CERTIFICATE OF AMENDMENT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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PROPOSAL FIVE:

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO IMPLEMENT ONE OR MORE REVERSE SPLITS OF OUR OUTSTANDING COMMON STOCK AT AN AGGREGATE RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWENTY, WITHIN THE DISCRETION OF THE BOARD, AT ANY TIME OR FROM TIME TO TIME, IN ANY EVENT PRIOR TO SEPTEMBER [__], 2017

General

The Board has approved and is seeking stockholder approval of one or more certificates of amendment to our Articles of Incorporation, to implement one or more reverse splits of our issued and outstanding Common Stock, at an aggregate ratio of not less than one-for-five and not more than one-for-twenty, within the discretion of the Board, at any time or from time to time, in any event prior to September [__], 2017.

If Proposal 5 is approved by our stockholders, the Board will have the authority, without further action on the part of the stockholders, to implement one or more reverse splits of our issued and outstanding Common Stock at an aggregate ratio of not less than one-for-five and not more than one-for-twenty, within the discretion of the Board, at any time or from time to time, in any event prior to September [__], 2017. The Board may elect not to implement a reverse stock split, in its discretion, even if Proposal 5 is approved by our stockholders. A Reverse Stock Split Amendment may not be filed with the Secretary of State of the State of Nevada after the close of business on September [__], 2017. Thereafter, the Board will not have the authority to implement any or any further reverse stock splits without again seeking and obtaining approval from our stockholders.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our Common Stock outstanding immediately after a reverse stock split as such stockholder held immediately prior to that reverse stock split. Any such proposed reverse stock split will not affect the number of shares of our Common Stock authorized in the Articles of Incorporation, which is 350 million (or 990 million shares if Proposal 4 is approved), or the number of authorized shares of Preferred Stock, which is 25 million (or 50 million if Proposal 4 is approved). Because the number of shares of our authorized Common Stock will not be affected, the effect of one or more reverse stock splits, if implemented, will be an increase in the authorized, but unissued, shares of our Common Stock.

Purpose of Implementing a Reverse Stock Split

The Board recommends granting it authority for one or more reverse stock splits for the following reasons:

•	The Board believes that a reverse stock split is the most effective means of increasing the per-share market price of our Common Stock in order to satisfy certain quantitative standards for it to become listed on a securities exchange;

•	The Board believes that a higher per-share market price of our Common Stock could encourage greater investor interest in us and promote greater liquidity for our stockholders; and

•	The Board believes that a reverse stock split is advisable to maintain our financing and capital-raising ability and better position us to continue and/or expand our operations.

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Meet Securities Exchange Listing Requirements

Our Common Stock is quoted on the OTC Markets Group, Inc.'s OTCQX tier under the symbol "TRTC." Trading in stock quoted on the OTC Markets Group, Inc.'s OTCQX tier is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. The market price of our Common Stock may be highly volatile. This volatility could depress the market price of our Common Stock for reasons unrelated to our operating performance. Moreover, the OTCQX tier and other over-the-counter trading systems do not benefit from the same type of Market-Maker trading systems utilized by stock exchanges such as the NYSE and NYSE Market and automated quotation systems such as The NASDAQ Stock Market. Rather, on the OTCQX tier and other over-the-counter markets, there is no assurance that a bid/ask price will be posted to facilitate trading of an over-the-counter quoted issuer at any particular point in time. As a result, trading of securities on the OTCQX tier and other over-the-counter systems is often more sporadic than the trading of securities listed on the NYSE, NYSE Market, The NASDAQ Stock Market, or similar large securities exchanges or markets. Accordingly, our stockholders may have greater difficulty selling their shares at any particular point in time.

The Board's primary objective in implementing one or more reverse stock splits is to increase the per-share market price of our Common Stock in order to meet certain of the quantitative standards for listing on a securities exchange. We believe that listing our Common Stock on a securities exchange would provide better support for and maintain the liquidity of our Common Stock and increase Company recognition for our stockholders. Effecting one or more reverse stock splits would reduce our total shares of Common Stock outstanding, which the Board believes would increase the price per-share of our Common Stock to a level sufficient to meet one of the quantitative standards for listing on a securities exchange. However, as of the Record Date we have not applied to have our Common Stock listed on a securities exchange. We cannot assure you that implementing one or more reverse stock splits will result in the per-share market price of our Common Stock meeting all of the quantitative listing standards of any securities exchange, nor can we assure you that we will be able to meet the other quantitative listing standards or any other listing standards required to become listed on any such securities exchange.

Increase Market Price and Marketability of Our Common Stock

We also believe that the increased per-share market price of our Common Stock expected as a result of implementing one or more reverse stock splits will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. Our Common Stock is a penny stock. The SEC has adopted Rule 15g-9, which generally defines "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

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The Board believes that reducing the current number of shares of our Common Stock may support a higher fair market per-share value of our Common Stock based on our current market capitalization. Accordingly, we believe that one or more reverse stock splits to reduce the current number of outstanding shares of our Common Stock, and thereby attempt to raise the fair market per-share value of our Common Stock to greater than $5.00 per share, is in the best interests of our stockholders. The Board believes that a decrease in the current number of outstanding shares of our Common Stock as a consequence of a reverse stock split should increase the fair market per-share value of our Common Stock, which may encourage greater interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, we cannot assure you that a reverse stock split will have the desired effect of raising the fair market per-share value of our Common Stock or increase the marketability of our Common Stock.

Appeal to a Broder Range of Investors to Generate Greater Investor Interest in Us

The Board believes that the fair market per-share value of our Common Stock is currently at a level that may cause potential investors to view an investment in us as unduly speculative and that the fair market per-share value of our Common Stock is currently lower than it would be if the number of our issued and outstanding shares of Common Stock were decreased. Although the increase in the fair market per-share value of our Common Stock, as a consequence of a reverse stock split, may be proportionately less than the decrease in the number of shares outstanding and any increased liquidity due to any increased per-share price could be partially or entirely offset by the reduced number of shares outstanding after any such reverse stock split has taken effect, the Board believes that a reverse stock split could result in a per-share price that adequately compensates for the adverse impact of the market factors noted above and that any increase in the fair market per-share value of our Common Stock may make the shares of our Common Stock more attractive to potential investors.

Further, Financial Industry Regulatory Authority ("FINRA") sales practice requirements may also limit a stockholder's ability to buy and sell our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer when making an investment recommendation to a customer. Prior to recommending speculative low-priced stocks to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced stocks will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total stock value than would be the case if the stock price were substantially higher. As a result, certain investors may be dissuaded from purchasing lower-priced stocks. We believe that a higher stock price after any such reverse stock split may reduce this concern and will make our Common Stock a more attractive and cost-effective investment for many investors. It should be noted, however, that the liquidity of our Common Stock may be adversely affected by any such proposed reverse stock split, given the reduced number of shares that would be outstanding after a reverse stock split is implemented.

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Assist in Future Financing and Capital Raising Transactions

We believe that we will require additional financing in the future. Historically, we have sought financing through private placements of equity and convertible debt securities. However, we do not currently have sufficient shares to enable us to pursue financing or capital raising transactions through private placements of equity or debt securities. The Board believes that the additional authorized shares of our Common Stock available following any effected reverse stock split will assist us in pursuing future financing and capital raising transactions without the delay and expense in seeking stockholder approval to increase the number of our authorized shares of Common Stock. The Board also believes that, after effecting one or more reverse stock splits, the enhanced acceptability and marketability of our Common Stock discussed above will assist us in future financing and capital raising transactions.

While there can be no assurance, the Board believes that implementing one or more reverse stock splits is in the best interests of the Company and our stockholders in order to realize the potential benefits discussed above. However, we cannot assure you that one or more reverse stock splits, if implemented, will have the desired effect of proportionately raising our Common Stock price over the long term, or at all. The effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances is varied. The market price of our Common Stock may vary based on other factors unrelated to the number of shares outstanding, including our future performance. However, we believe that the ability to implement one or more reverse stock splits, and thereby have successive reductions in the number of outstanding shares of our Common Stock, provides the Board with maximum flexibility to react to prevailing market conditions and future changes to the market price of our Common Stock in order to realize these potential benefits.

Determination of Ratio

The ratio of a Common Stock reverse stock split, if approved and implemented at any time and from time to time, will be an aggregate ratio of not less than one-for-five and not more than an aggregate ratio of not more than one-for-twenty, as determined by the Board in its sole discretion. In determining a reverse stock split ratio, the Board will consider numerous factors, including:

•	the historical and projected performance of our Common Stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our Common Stock;

•	the desire to satisfy the minimum closing price requirements for listing on a securities exchange;

•

our capitalization (including the number of shares of our Common Stock issued and outstanding and issuable upon conversion of our debt securities and Preferred Stock and exercise of any warrants and options);

•	the prevailing trading price for our Common Stock and the volume levels thereof; and

•	potential devaluation of our market capitalization as a result of such reverse stock split.

The purpose of asking for authorization to implement one or more reverse stock splits at a ratio to be determined by the Board (within the authorized range), as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

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Effects of a Reverse Stock Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the implementation of any such reverse stock split as that stockholder held immediately prior to such reverse stock split. On the Record Date, 349,911,822 shares of our Common Stock were issued and outstanding and 88,178 shares of our Common Stock were authorized but unissued. As of the Record Date, we were obligated to issue [________] shares in the future if and when additional shares of our Common Stock become authorized pursuant to Proposal 4, this Proposal 5, or otherwise, consisting of (i) 29,871,782 shares of our Common Stock potentially issuable upon exercise of outstanding warrants, (ii) [________] shares of our Common Stock potentially issuable upon exercise of outstanding stock options, (iii) 100 shares of our Common Stock potentially issuable upon the conversion of outstanding Series A Preferred Stock, (iv) [133,631,960] shares our Common Stock potentially issuable upon the conversion of outstanding Series B Preferred Stock, (v) [107,390,000] shares of our Common Stock potentially issuable upon the conversion of outstanding Series Q Preferred Stock, (vi) [81,649,323] shares of our Common Stock potentially issuable upon the conversion of outstanding Series Z Preferred Stock (which are to be first converted into Series B Preferred Stock and thereafter into shares of our Common Stock), and (vii) up to [_____________] shares of our Common Stock issuable upon the conversion of outstanding convertible notes. All of these share numbers will be adjusted as follows: (i) with respect to outstanding options and warrants, the respective exercise prices of the options and warrants would increase by a factor equal to the inverse of such reverse stock split ratio (e.g., if a one-for-five ratio were to be selected by the Board, then the exercise price of our outstanding options and warrants would increase by a factor of five), (ii) with respect to our Series A Preferred Stock (and Series Q Preferred Stock if Proposal 4 is not approved), the conversion rates would be adjusted in accordance with the ratio of a reverse stock split, and (iii) with respect to our Series B Preferred Stock (and Series Z Preferred Stock if Proposal 4 is not approved) no adjustments would be made to the conversion rate of our Series B Preferred Stock.

After a reverse stock split is implemented, each stockholder will own a reduced number of shares of our Common Stock based on the exchange ratio selected by the Board for that particular reverse stock split. For example, if the Board decides to implement a one-for-five reverse stock split, then every five shares of our Common Stock that a stockholder owns will be combined and converted into a single share of our Common Stock. We estimate that, following the implementation of a reverse stock split, we would have approximately the same number of stockholders. Except for any changes as a result of the treatment of fractional shares, the completion of a reverse stock split alone would not change any stockholder's proportionate ownership interest in our Common Stock. The implementation of a reverse stock split may, however, increase the number of our stockholders who own "odd lots" of less than 100 shares of our Common Stock. Odd lots may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of our Common Stock.

Because the number of shares of our authorized Common Stock will not be affected, any proposed reverse stock split will result in an increase in the authorized, but unissued, shares of our Common Stock of 350 million, or 990 million if Proposal 4 is approved. No reverse stock split will affect the par value of our Common Stock, which shall remain at $0.001 per share, or the number of authorized shares of Preferred Stock, which we may issue that shall remain at 25 million shares, or 50 million shares if Proposal 4 is approved. Our Preferred Stock is available for issuance from time to time for such purposes and consideration as the Board may approve in its discretion.

The table below illustrates the number of shares of our Common Stock authorized for issuance following an initial reverse stock split, the approximate number of shares of our Common Stock that would remain outstanding following such reverse stock split, the approximate number of shares of our Common Stock reserved for future issuance upon exercise or conversion of outstanding options, warrants, Series A Preferred Stock (which conversion rate will be adjusted by the ratio of a reverse stock split), Series B Preferred Stock (which conversion rate will not be adjusted as a result of any effected reverse stock split), Series Q Preferred Stock (assuming that Proposal 4 is not approved by our stockholders, and, in such case, which conversion rate will be adjusted by the ratio of a reverse stock split), Series Z Preferred Stock (assuming that Proposal 4 is not approved by our stockholders, and, in such case, which conversion rate will not be adjusted as a result of any effected reverse stock split), and notes following such reverse stock split, and the number of unreserved shares of our Common Stock available for future issuance following such reverse stock split. The information in the following table is based on 349,911,822 shares of our Common Stock issued and outstanding as of the Record Date and a maximum of [_________] shares of our Common Stock that we are obligated to issue as of the Record Date upon additional shares becoming authorized and available for issuance pursuant to Proposal 4, this Proposal 5, or otherwise.

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Proposal Ratio	Number of Shares of Common Stock Authorized (1)	Approximate Number of Shares of Common Stock Outstanding (Post-Reverse Split)	Approximate Number of Shares of Common Stock We Are Obligated to Issue in the Future (2)	Approximate Number of Shares of Common Stock Available for Future Issuance (3)
1-for-5	990,000,000
1-for-6	990,000,000
1-for-7	990,000,000
1-for-8	990,000,000
1-for-9	990,000,000
1-for-10	990,000,000
1-for-11	990,000,000
1-for-12	990,000,000
1-for-13	990,000,000
1-for-14	990,000,000
1-for-15	990,000,000
1-for-16	990,000,000
1-for-17	990,000,000
1-for-18	990,000,000
1-for-19	990,000,000
1-for-20	990,000,000

___________

(1) Assumes that Proposal 4 is approved by our stockholders.

(2) We are obligated to issue shares of our Common Stock in the future pursuant to certain exercises or conversions of warrants, options, convertible debt securities, and Preferred Stock. As of the Record Date, we do not have sufficient number of authorized but unissued shares of our Common Stock to satisfy all such obligations. Accordingly, this column sets forth the maximum number of shares of our Common Stock that, as of the Record Date, we are obligated to issue in the future once additional authorized shares of our Common Stock become available.

(3) The number of shares of our Common Stock available for future issuances represents the number of shares of our Common Stock outstanding less the number of shares that, as of the Record Date, we are obligated to issue in the future as described more fully in Footnote (2).

As reflected in the table above, the number of authorized shares of our Common Stock will not be reduced by a reverse stock split. Accordingly, a reverse stock split will have the effect of creating additional unissued and unreserved shares of our Common Stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our Common Stock that would be available as a result of a proposed reverse stock split. However, these additional shares may be used by us for various purposes in the future without further stockholder approval (subject to applicable law), including, among other things: (i) raising capital necessary to fund our future operations, (ii) providing equity compensation to our employees, executive officers, directors, and consultants, (iii) entering into collaborations and other strategic relationships, (iv) expanding our business through the acquisition of other businesses or products, (v) declaring of stock splits, and (v) declaring of stock dividends.

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Although the Board expects that the reduction in outstanding shares of our Common Stock will result in an increase in the per-share price of our Common Stock, there is no assurance that such a result will occur. Similarly there is no assurance that, if the per-share price of our Common Stock increases as a result of a reverse stock split, such increase in the per-share price will be permanent, which will be dependent on several factors:

•	Should the per-share price of our Common Stock decline after implementation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•	The anticipated resulting increase in per-share price of our Common Stock due to a reverse stock split is expected to encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after any such reverse stock split.

•	A reverse stock split could be viewed negatively by the capital markets and, consequently, could lead to a decrease in our overall market capitalization. That is often the case that a reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

•	One of the purposes for the proposed reverse stock split is to meet the per-share minimum price requirements to list our Common Stock on a securities exchange. If we are unable to meet such minimum requirements, and are unable to become listed on a securities exchange, our liquidity and stock price may be negatively affected (and we may need to implement an additional reverse stock split).

Treatment of Fractional Shares

No fractional shares of our Common Stock will be issued as a result of a reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the applicable ratio will automatically be entitled to have any such fractional share rounded up to the nearest whole share.

Effect on Registered Stockholders of Our Common Stock Holding Certificates

If a reverse stock split is effected, and you hold shares of our Common Stock in certificated form, you will not be required to surrender your stock certificates. Instead, we will give notice to our transfer agent of the reverse stock split and the Effective Date of the Reverse Stock Split Amendment in order to reflect the number of our issued and outstanding shares of capital stock and the number of shares of our Common Stock that you hold.

Effect on Beneficial Stockholders of Our Common Stock

If your shares are held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in "street name," then you are the beneficial owner of those shares. We intend to treat stockholders holding our Common Stock in street name in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding shares of our Common Stock in street name. However, these banks, brokers, or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker, or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker, or nominee.

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Effect on Registered "Book-Entry" Stockholders of Our Common Stock

If a reverse stock split is effected, and you hold shares of our Common Stock electronically in book-entry form shares (i.e., shares held in book-entry form and not represented by a physical certificate) with our transfer agent, you will not be issued stock certificates evidencing your ownership after that reverse stock split, and you do not need to take action to receive post-reverse stock split shares. Your holdings will be electronically adjusted by our transfer agent to give effect to that reverse stock split.

Accounting Consequences

The par value of our Common Stock will remain unchanged at $0.001 per share after each reverse stock split, if any. As a result, our "stated capital," which consists of the par value per share of our Common Stock multiplied by the aggregate number of issued and outstanding shares of our Common Stock, will be reduced proportionately at the Effective Time of each reverse stock split. Correspondingly, our "additional paid-in capital," which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share, net income, and other per-share amounts will be proportionately increased as a result of each such reverse stock split because there will be fewer shares of our Common Stock then issued and outstanding.

Potential Anti-Takeover Effect

Although in certain circumstances the increased proportion of authorized but unissued shares to issued shares could have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us and another company), the proposal to implement one or more reverse stock splits is not being proposed in that context. We are not aware of any third-party's effort to accumulate shares of our Common Stock or obtain control of us, and it is not part of a plan by management to recommend a series of similar actions to the Board and stockholders. Other than seeking approval of our stockholders to file one or more Reverse Stock Split Amendments to effect one or more reverse stock splits, the Board currently does not contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to effect a change control of us.

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to our proposal to implement one or more reverse stock splits, and we will not independently provide our stockholders with any such rights.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of a reverse stock split, the Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended, and the implementation of any proposed reverse stock split to the maximum ratio requested will not cause us to go private.

49

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of a reverse stock split to holders of our Common Stock. It addresses only U.S. stockholders who hold the pre-reverse stock split Common Stock and post-reverse stock split Common Stock as "capital assets" within the meaning of Section 1221 of the Code, as amended. This discussion does not purport to be a complete discussion of all of the possible federal income tax consequences of a reverse stock split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, including, but not limited to:

•	banks, financial institutions, thrifts, mutual funds, or trusts;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or foreign currency;

•	real estate investment trusts, personal holding companies, regulated investment companies, or passive foreign investment companies;

•	foreign or United States expatriate stockholders;

•	stockholders who are not "United States persons," as defined in Section 7701 of the Code;

•	controlled foreign corporations;

•	stockholders with a functional currency other than the U.S. dollar;

•	stockholders who hold the pre-reverse stock split Common Stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment;

•	stockholders who hold the pre-reverse stock split Common Stock as "qualified small business stock" within the meaning of Section 1202 of the Code;

•	common trusts;

•	traders, brokers, or dealers in securities who elect to apply a mark-to-market method of accounting;

•	partnerships or other pass-through entities or investors in such entities;

•	stockholders who are subject to the alternative minimum tax provisions of the Code;

•	stockholders who acquired their pre-reverse stock split Common Stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan, or otherwise as compensation; or,

•	holders of warrants or stock options.

In addition, this discussion does not address any tax considerations under state, local, gift, or foreign tax laws.

50

This summary is based upon the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the Record Date and all of which are subject to differing interpretations. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of a reverse stock split to vary substantially from the consequences described herein. Further, no ruling from the Internal Revenue Service (the "IRS") or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance or guarantee that the IRS would agree with the conclusions set forth in this summary. This information is not intended as tax advice to any person and may not be relied upon to avoid penalties.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF A REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, GIFT, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR AUTHORITY.

A reverse stock split is intended to constitute a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code. Certain filings with the IRS must be made by us and certain "significant holders" of our Common Stock in order for the reverse stock split to qualify as a recapitalization. The tax consequences discussed below assume that a reverse stock split is treated as a recapitalization and that our Common Stock is held by each stockholder as a capital asset:

•	A stockholder generally will not recognize gain or loss as a result of a reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split Common Stock; however, we are proposing to round each post-reverse stock split share of our Common Stock to the next whole share.

•	A stockholder's aggregate tax basis of the post-reverse stock split Common Stock received in the reverse stock split will generally be equal to the aggregate tax basis of the pre-reverse stock split Common Stock exchanged therefor (excluding any portion of the stockholders' tax basis allocated to fractional share interests).

•	A stockholder's holding period for our Common Stock held after a reverse stock split will include the holding period of the pre-reverse stock split Common Stock.

•	No gain or loss for federal income tax purposes will be recognized by us as a result of the reverse stock split.

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of a reverse stock split and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of a reverse stock split.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE PROPOSAL TO IMPLEMENT ONE OR MORE REVERSE STOCK SPLITS OF OUR OUTSTANDING COMMON STOCK AT AN AGGREGATE RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWENTY, WITHIN THE DISCRETION OF THE BOARD, AT ANY TIME OR FROM TIME TO TIME PRIOR TO SEPTEMBER [___], 2017, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

51

PROPOSAL SIX:

STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT UNDER THE SECTION TITLED "EXECUTIVE COMPENSATION", INCLUDING THE COMPENSATION TABLES AND OTHER NARRATIVE EXECUTIVE COMPENSATION DISCLOSURES THEREIN, REQUIRED BY ITEM 402 OF SEC REGULATION S-K

We believe executive compensation is an important matter for the Company's stockholders. A fundamental principle of the Company's executive compensation philosophy and practice continues to be pay for performance. An executive officer's compensation package is comprised of two components: (i) base salary, which reflects individual performance and expertise and (ii) bonus and long-term incentive awards, tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time for the Company. We believe that this type of compensation program is consistent with the Company's strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We urge you to read this Proxy Statement for additional details on the Company's executive compensation, including the Company's compensation philosophy and objective and the fiscal year 2015 compensation of the Named Executive Officers.

This proposal, commonly known as a "say on pay" proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay philosophy, policies and procedures. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. Given the information provided above and elsewhere in this Proxy Statement, the Board of Directors asks you to approve the following resolution:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company's proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related notes and narrative contained in the proxy statement for Terra Tech Corp.'s 2016 Annual Meeting of Stockholders."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. Our Board and Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in establishing compensation philosophy and making future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADVISORY APPROVAL OF THE COMPENSATION OF THE EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.

52

PROPOSAL SEVEN:

ADVISORY VOTE ON FREQUENCY THAT STOCKHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS WILL BE TAKEN

As discussed above in Proposal 6, executive compensation is an important matter for the Company's stockholders. In connection with recently enacted legislation, companies are required to provide a separate stockholder advisory vote once every six years to determine whether the stockholders' say-on-pay vote should occur every year, every two years or every three years. We believe that the approval of executive compensation should occur every three years, as stockholder feedback on executive compensation would be more useful if the success of our compensation program is judged over a period of time.

The Company is asking stockholders to vote on whether the say-on-pay vote should occur every year, every two years or every three years. As an advisory vote, this proposal is non-binding on the Company. However, the Board of Directors values the opinions of our stockholders and will consider the outcome of the vote when determining how often a say-on-pay advisory vote of the stockholders should be taken.

THE BOARD OF DIRECTORS RECOMMENDS VOTING THAT THE FREQUENCY THAT STOCKHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR "EVERY THREE YEARS."

53

ADDITIONAL INFORMATION:

On April 1, 2016 we completed the previously announced acquisition of Black Oak, through a merger of our wholly-owned subsidiary formed to effectuate the Merger with and into Black Oak, with Black Oak as the surviving corporation, and becoming our wholly-owned subsidiary. The following Unaudited Pro Forma Condensed Financial Statements of Terra Tech Corp., its Wholly-Owned Subsidiaries, and Black Oak are being provided for informational purposes. No stockholder vote will be requested or required in respect of the merger. For further information, please see our Amended Current Report on Form 8-K/A filed on July 29, 2016 with the SEC at http://www.sec.gov.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OFTERRA TECH CORP., ITS WHOLLY-OWNED SUBSIDIARIES,

AND BLACK OAK GALLERY

Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements give effect to the Merger between Terra Tech Corp. and Black Oak Gallery and represent our acquisition of all of the capital stock of Black Oak, which was accounted for as a purchase. We are applying the acquisition method of accounting.

Black Oak

The unaudited pro forma condensed combined financial statements as of March 31, 2016 give effect to the Merger as if it had been completed on January 1, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, combines the statement of operations of Terra Tech and Black Oak and gives pro forma effect to these transactions as if they were completed on January 1, 2015.

Immediately following the completion of the Merger, assuming the issuance of shares pursuant to certain earn-out contingent consideration shares, Terra Tech's previous stockholders owned 349,739,408 shares of common stock and Black Oak shareholders owned 235,236,144, or approximately 40% of the outstanding shares of Terra Tech's common stock. The acquisition will be accounted for as a purchase, applying the acquisition method of accounting, with the assets acquired and liabilities assumed recorded at fair value.

The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

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The unaudited pro forma condensed combined balance sheets as of March 31, 2016 combines the balance sheets of Terra Tech and Black Oak and gives pro forma effect to:

(i)

the exchange of 100% of the outstanding shares of Black Oak common stock for the right to receive approximately 8,167 shares of our Series Z Preferred Stock (or, upon conversion, 81,661,649 shares of our common stock), of which approximately 1,176 shares thereof were issued and paid at closing (or, upon conversion, 11,759,242 shares of our common stock), and approximately 8,668,700 shares of our Series B Preferred Stock (or, upon conversion, 46,675,104 shares of our common stock), of which approximately 1,248,300 shares thereof were issued and paid at closing (or, upon conversion, 6,721,254 shares of our common stock), and approximately 21,380 shares of our Series Q Preferred Stock (or, upon conversion, 106,899,391 shares of our common stock), of which approximately 3,696 shares thereof were issued and paid at closing (or, upon conversion, 18,480,493 shares of our common stock);

(ii)

the recording of a liability associated with the remaining shares of our Series Z Preferred Stock, Series B Preferred Stock, and Series Q Preferred Stock that were issued but not paid at closing pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), of which approximately 4,210 shares of our Series Z Preferred Stock (or, upon conversion, 42,098,295 shares of our common stock), approximately 4,468,872 shares of our Series B Preferred Stock (or, upon conversion, 24,061,862 shares of our common stock), and approximately 8,945 shares of our Series Q Preferred Stock (or, upon conversion, 44,722,796 shares of our common stock) are subject to a 12-month Lockup (the "Lockup Shares"); and approximately 2,781 shares of our Series Z Preferred Stock (or, upon conversion, 27,804,112 shares of our common stock), approximately 2,951,528 shares of our Series B Preferred Stock (or, upon conversion, 15,891,988 shares of our common stock), and approximately 8,739 shares of our Series Q Preferred Stock (or, upon conversion, 43,696,102 shares of our common stock) are subject to certain holdback provisions (the "Holdback Shares"). The Lockup Shares and the Holdback Shares are held in an escrow account as security for the satisfaction of any post-closing adjustments or indemnification claims, as provided in the Merger Agreement. We have recorded an earn-out provision for the Holdback Shares contingent consideration;

(iii)

the recording of a contingent consideration associated with the right of those Black Oak Sellers who requested to receive up to $2,088,000 in cash consideration, rather than additional Terra Tech equity, pursuant to certain earn-out provisions (the "Performance-based Cash Payment");

(iv)	the recording of the fair value of the assets acquired and liabilities assumed pursuant to the Merger Agreement.

The pro forma statement of operations of Terra Tech and Black Oak for the year ended December 31, 2015, has been derived from their respective audited financial statements for the same period. The unaudited pro forma condensed combined balance sheets and statement of operations for the quarter ended March 31, 2016, are based on assumptions and include adjustments as explained in the notes thereto and do not necessarily reflect the results of operations of Terra Tech and Black Oak that actually would have resulted had the acquisition been consummated as of the dates referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of Terra Tech or Black Oak or indicative of future results.

These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Terra Tech and Black Oak and should be read in conjunction with the historical financial statements of Terra Tech and Black Oak and the related notes.

55

Terra Tech Corp. and Black Oak Gallery
Pro Forma Balance Sheet
As of March 31, 2016

	Terra Tech Corp	Black Oak Gallery	Pro Forma Adjustments		Pro Forma

Assets
Current Assets:
Cash	$1,131,000	$163,566	$-		$1,294,566
Accounts receivable, net	803,916	-	-		803,916
Prepaid expenses	19,368	525,217	-		544,585
Inventory	1,319,061	103,664	-		1,422,725
Total Current Assets	3,273,345	792,447	-		4,065,792

Property, equipment and leasehold improvements, net	7,314,449	681,896	-		7,996,345
Goodwill			19,179,800	(1)	19,179,800
			(553,191	)(2)
Intangible assets, net	1,474,690	-	33,191,460	(3)	34,112,959
Deposits	90,636	-	-		90,636
Total Assets	$12,153,120	$1,474,343	$51,818,069		$65,445,532

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,394,387	$177,228	$-		$1,571,615
Derivative liability	1,334,000	-	-		1,334,000
Accrued liabilities	553,778	2,076,810	43,038	(4)	2,673,626
Total Current Liabilities	3,282,165	2,254,038	43,038		5,579,241
Long Term Liabilities
Long-term debt	1,250,000	-	-		1,250,000
Deferred tax liability, net	44,000	101,900	-		145,900
Total Long Term Liabilities	1,294,000	101,900	-		1,395,900

Commitment and Contingencies
Black Oak Gallery - Contingency			12,754,553	(5)	12,754,553

Stockholders' Equity
Preferred stock, Convertible Series A, Par value $0.001;
authorized and issued 100 shares as of March 31, 2016	-	-	-		-
Preferred stock, Convertible Series B, Par value $0.001;
authorized 24,970,000 shares as of March 31, 2016;
issued and outstanding as of 21,867,172 as of March 31, 2016	16,150	-	5,717	(6)	21,867
Preferred stock, Convertible Series Q, Par value $0.001;
authorized 21,600 shares as of March 31, 2016;
12,639 shares outstanding as of March 31, 2016	-	-	13	(6)	13
Preferred stock, Convertible Series Z, Par value $0.001;
authorized 8,300 shares as of March 31, 2016;
5,385 shares outstanding as of March 31, 2016	-	-	5	(6)	5
Common stock, Par value $0.001; authorized 350,000,000
shares; issued 349,739,408 shares as of March 31, 2016	349,740	-			349,740
Additional paid-in capital	57,176,915	10,100	39,610,972	(6)	96,797,987
Accumulated Deficit	(50,078,173)	(891,695)	(596,229	)(7)	(51,566,097)
Total Terra Tech Corp. stockholders' equity	7,464,632	(881,595)	39,020,478		45,603,515
Non-controlling interest	112,323	-	-		112,323
Total Stockholders' Equity	7,576,955	(881,595)	39,020,478		45,715,838

Total Liabilities and Stockholders' Equity	$12,153,120	$1,474,343	$51,818,069		$65,445,532

56

Terra Tech Corp. and Black Oak Gallery
Pro Forma Statement of Operations
For the Quarter Ended March 31, 2016

	Terra Tech Corp	Black Oak Gallery	Pro Forma Adjustments		Pro Forma

Total Revenues	$1,548,167	$3,372,474	$(16,076	)(8)	$4,904,565
Cost of Goods Sold	1,414,193	2,912,104	(8,038	)(8)	4,318,259
	133,974	460,370	(8,038)		586,306
			35,000	(9)
Selling, general and administrative expenses	2,046,348	515,692	553,191	(2)	3,150,231
Loss from operations	(1,912,374)	(55,322)	(596,229)		(2,563,925)

Other Income (Expenses)
Amortization of debt discount	(94,406)	-	-		(94,406)
Loss on extinguishment of debt	(920,797)	-	-		(920,797)
Loss from derivatives issued with debt greater than debt carrying value	-	-	-		-
Gain (Loss) on fair market valuation of derivatives	(1,160,700)	-	-		(1,160,700)
Interest Expense	(55,995)	-	-		(55,995)
Total Other Income (Expense)	(2,231,898)	-	-		(2,231,898)
Loss before Provision of Income Taxes	(4,144,272)	(55,322)	(596,229)		(4,795,823)
Provision for income taxes	-	76,868	-		76,868
Net Loss	(4,144,272)	(132,190)	(596,229)		(4,872,691)
Net Loss attributable to non-controlling interest	18,208	-	-		18,208
Net Loss attributable to Terra Tech Corp.	$(4,126,064)	$(132,190)	$(596,229	)(7)	$(4,854,483)

_________

Note 1 - Goodwill allocated to the purchase price of Black Oak Gallery, see Footnote 4.

Note 2 - Amortization of the intangible assets with definite lives allocated to the purchase price of Black Oak Gallery. The intangible assets with definite lives are being amortized over 5 to 15 years, see Footnote 5.

Note 3 - Fair market value of identifiable intangible assets allocated to the purchase price of Black Oak Gallery, see Footnote 4 and 5.

Note 4 - Additional net cash used in Pro Forma Statement of Operations.

Note 5 - Cash and Stock Contingency expected to be paid and issued for Black Oak Gallery acquisition, see Footnote 7.

Note 6 - Preferred stock par value and additional paid in capital for the issuance of stock for the Black Oak Gallery acquisition, see Footnotes 2 and 3.

Note 7 - Adjustment from Pro Forma Statement of Operations.

Note 8 - Sales and cost of goods sold between Terra Tech Corp and Black Oak Gallery.

Note 9 - The Company entered into a management agreement with Platinum Standard, LLC for an annual fee of $500,000. The above amount represents the quarterly amount of $125,000 less the salaries of $90,000 for individuals previously on payroll who are now working for Platinum Standard, LLC.

57

Terra Tech Corp and Black Oak Gallery
Pro Forma Statement of Operations
For the Year Ended December 31, 2015

	Terra Tech Corp	Black Oak Gallery	Pro Forma Adjustments		Pro Forma

Total Revenues	$9,975,346	$12,983,824	$(683,516	)(1)	$22,275,654
Cost of Goods Sold	8,958,475	10,709,576	(512,803	)(1)	19,155,248
	1,016,871	2,274,248	(170,713)		3,120,406
			108,000	(2)
Selling, general and administrative expenses	9,833,646	2,213,742	2,212,764	(3)	14,368,152
Profit (Loss) from operations	(8,816,775)	60,506	(2,491,477)		(11,247,746)

Other Income (Expenses)
Amortization of debt discount	(696,180)	-	-		(696,180)
Loss on extinguishment of debt	(619,444)	-	-		(619,444)
Loss from derivatives issued with debt greater than debt carrying value	(561,000)	-	-		(561,000)
Gain (Loss) on fair market valuation of derivatives	1,800,100	-	-		1,800,100
Interest Income (Expense)	(469,576)	1,236	-		(468,340)
Total Other Income (Expense)	(546,100)	1,236	-		(544,864)
Loss before Provision of Income Taxes	(9,362,875)	61,742	(2,491,477)		(11,792,610)
Provision for income taxes	44,000	636,628	-		680,628
Net Loss	(9,406,875)	(574,886)	(2,491,477)		(12,473,238)
Net Loss attributable to non-controlling interest	181,295	-	-		181,295
Net Loss attributable to Terra Tech Corp.	$(9,225,580)	$(574,886)	$(2,491,477)		$(12,291,943)

____________

Note 1 - The revenue and cost of goods sold between Terra Tech Corp. and Black Oak Gallery have been eliminated.

Note 2 - The Company entered into a management agreement with Platinum Standard, LLC for an annual fee of $500,000. The above amount represents the annual amount of $500,000 less the salaries of $392,000 for individuals previously on payroll who are now working for Platinum Standard, LLC.

Note 3 - Amortization of the intangible assets with definite lives allocated to the purchase price of Black Oak Gallery. The intangible assets with definite lives are being amortized over 5 to 15 years, see Footnote 5.

58

INFORMATION TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Black Oak Description

Black Oak operates a medical marijuana dispensary under the name Blüm at 556-578 West Grand Avenue, Oakland, California.

Black Oak opened its retail storefront in Oakland, California in November of 2012 and is a retail seller, distributor and grower of medical marijuana. Black Oak sells a combination of its own cultivated products, as well as high quality name-brand products from outside suppliers. In addition to multiple grades of medical marijuana, it sells "edibles," which include cannabis-infused baked goods, chocolates, and candies; cannabis-infused topical products, such as lotions, massage oils and balms; clones of marijuana plants; and numerous kinds of cannabis concentrates, such as hash, shatter, and wax. The location consists of a retail dispensary storefront, indoor cultivation area, laboratory, and a 20-car capacity parking lot, collectively known as the Blüm Campus.

2. The Merger and Basis of Presentation

The below summary of the Merger Agreement is qualified by the entire agreement, to which the reader should refer and which was filed with the SEC on March 29, 2016, as Exhibit 2.5 to our Annual Report on Form 10-K.

The accompanying unaudited pro forma financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

On April 1, 2016 (the "Closing Date"), we completed the acquisition of Black Oak, through a merger (the "Merger") of our wholly-owned merger subsidiary, Generic Merger Sub, Inc., with and into Black Oak, with Black Oak as the surviving corporation, and becoming our wholly-owned subsidiary.

Pursuant to the Merger Agreement, the outstanding shares of common stock of Black Oak held by (i) three of the then-current shareholders of Black Oak (the "Group A Shareholders") were converted into the right to receive approximately 8,167 shares of our Series Z Preferred Stock (or, upon conversion, 81,661,649 shares of our common stock), of which approximately 1,176 shares of Series Z Preferred Stock were issued and paid at closing (or, upon conversion, 11,759,242 shares of our common stock), and approximately 8,668,700 shares of our Series B Preferred Stock (or, upon conversion, 46,675,104 shares of our common stock), of which approximately 1,248,300 shares of Series B Preferred Stock (or, upon conversion, 6,721,254 shares of our common stock) were issued and paid at closing and (ii) the remaining shareholders of Black Oak (the "Group B Shareholders") were converted into the right to receive approximately 21,380 shares of our Series Q Preferred Stock (or, upon conversion, 106,899,391 shares of our common stock), of which approximately 3,696 shares of Series Q Preferred Stock (or, upon conversion, 18,480,493 shares of our common stock) were issued and paid at closing. The shares of Series Z Preferred Stock, Series B Preferred Stock, and Series Q Preferred Stock that were issued but not paid to the Black Oak legacy shareholders at closing are subject to certain holdback and lock-up provisions, and held in an escrow account as security for the satisfaction of any post-closing adjustments or indemnification claims, as provided for in the Merger Agreement.

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Each share of our Series Q Preferred Stock is to be converted into 5,000 shares of our common stock and each share of our Series Z Preferred Stock is to be converted into 1,857 shares of our Series B Preferred Stock, in each case immediately upon our filing with the Secretary of State of the State of Nevada an Amendment to our Articles of Incorporation to increase our authorized capital. Accordingly, the approximately 21,380 shares of Series Q Preferred Stock issued to the Group B Shareholders is convertible into approximately 106,899,391 shares of our common stock and the approximately 8,167 shares of our Series Z Preferred Stock issued to the Group A Shareholders is convertible into approximately 15,166,552 shares of our Series B Preferred Stock. The Series Z Preferred Stock is intended to mirror the rights of the holders of our Series B Preferred Stock. Each share of our Series B Preferred Stock remains convertible into 5.384325537 shares of our common stock. Certain of the Group B Shareholders requested to receive cash consideration up to approximately $2,088,000 in lieu of additional equity of Terra Tech.

The securities issued, and to be issued upon conversion of the preferred stock, are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act.

Terra Tech - Accounting Acquirer

In connection with the Merger and in exchange for all of Black Oak's issued and outstanding shares of common stock, we expect to (i) issue an aggregate value (for accounting purposes as of the Closing Date) of approximately $50.1 million of our capital stock (which equity had a value of approximately $22.9 million as of the date of the Merger Agreement) and also expect to (ii) tender cash consideration equal to approximately $1.4 million, for a total maximum value (for accounting purposes as of the Closing Date) of approximately $51.5 million (or, upon conversion, approximately $25 million as of the date of the Merger Agreement). Notwithstanding the Merger, the composition of our Board of Directors and our executive management did not change. Additionally, control of the Company, measured either by equity ownership or by voting interest, did not change. Although the revenues of Black Oak exceeded those of the Company, the Company's assets exceeded those of Black Oak. The sum of the above analysis supports the determination that the Company is the accounting acquirer.

3. Estimate of Consideration Transferred

The estimated purchase price of Black Oak (for accounting purposes as of the Closing Date) was approximately $51,489,665. The purchase price of the acquisition was determined based on the value of the associated underlying shares of Terra Tech's common stock on the Closing Date, which value of $0.2620 per share represented the closing sale price of Terra Tech's Common Stock, as quoted on April 1, 2016 on the OTC Market Group Inc.'s OTCQX market.

The purchase price represents the sum of:

(i)	the issuance of approximately 1,176 shares of our Series Z Preferred Stock (or, upon conversion, 11,759,242 shares of our common stock), approximately 1,248,300 shares of our Series B Preferred Stock (or, upon conversion, 6,721,254 shares of our common stock), and approximately 3,696 shares of our Series Q Preferred Stock (or, upon conversion, 18,480,493 shares of our common stock), all of which if fully converted in shares of our common stock, would convert into 36,960,989 shares of our common stock (the "Closing Consideration"); and

(ii)	the Lockup Shares, which comprise approximately 4,210 shares of our Series Z Preferred Stock (or, upon conversion, 42,098,295 shares of our common stock), approximately 4,468,872 shares of our Series B Preferred Stock (or, upon conversion, 24,061,862 shares of our common stock), and approximately 8,945 shares of our Series Q Preferred Stock (or, upon conversion, 44,722,796 shares of our common stock), all of which if fully converted in shares of our common stock, would convert into approximately 110,882,953 shares of our common stock (the "Lockup Consideration"); and

(iii)	the Holdback Shares contingent consideration, which comprise up to approximately 2,781 shares of our Series Z Preferred Stock (or, upon conversion, 27,804,112 shares of our common stock), up to approximately 2,951,528 shares of our Series B Preferred Stock (or, upon conversion, 15,891,988 shares of our common stock), and up to approximately 8,739 shares of our Series Q Preferred Stock (or, upon conversion, 43,696,102 shares of our common stock), all of which if fully converted in shares of our common stock, would convert into approximately 87,392,202 shares of our common stock (the "Holdback Consideration"); and

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(iv)	the contingent consideration of up to $2,088,000 in cash consideration pursuant to certain earn-out provisions to those Black Oak Sellers who requested cash consideration, rather than additional Terra Tech equity (the "Performance-based Cash Consideration").

Closing Consideration - Pursuant to the Merger Agreement, the consideration to be paid in shares of the Company's Preferred Stock at closing was issued and paid on April 1, 2016.

Lockup Consideration - The consideration to be paid in shares of the Company's Preferred Stock on approximately the one-year anniversary date of the Merger Agreement was issued on the Closing Date, which shares are held in escrow.

Holdback Consideration - The consideration to be paid in shares of the Company's Preferred Stock on approximately the one-year anniversary date of the Merger Agreement and that are subject to certain holdback provisions was issued on the Closing Date but which shares are held in escrow as security for the satisfaction of any post-closing adjustments or indemnification claims as provided for in the Merger Agreement.

Performance-based Cash Consideration - The consideration to be paid in cash on approximately the one-year anniversary date of the Merger Agreement and that is subject to certain holdback provisions, is unpaid and recorded as contingent consideration as security for the satisfaction of any post-closing adjustments or indemnification claims as provided for in the Merger Agreement.

The below chart outlines a summary of the purchase price:

Purchase Price Detail	Series B Preferred Stock	Series Q Preferred Stock	Series Z Preferred Stock	Preferred Stock Converted Into Common Stock	Total Consideration

Closing Consideration	1,248,300	3,696	1,176	36,960,989	$9,683,779
Lockup Consideration	4,468,872	8,945	4,210	110,882,953	29,051,334
Holdback Consideration	2,951,528	8,739	2,781	87,392,202	11,324,969
Performance-based Cash Consideration	-	-	-	-	1,429,583
Totals	8,668,700	21,380	8,167	235,236,144	$51,489,665

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4. Net Assets Acquired

The acquisition of Black Oak was accounted for in accordance with ASC 805-10 Business Combinations. The assets consisted primarily of the intellectual property and established marketing associated with the name Blüm, including its website www.blumoak.com, the medical marijuana dispensary license and customer relationships.

The following table summarizes the acquisition with an estimated purchase price (for accounting purposes as of the Closing Date) of $51,489,665:

Current assets	$792,447
Property, plant and equipment	681,896
Customer relationships	13,406,577
Trade Name	6,884,441
Dispensary license	12,900,442
Liabilities	(2,355,938)
Total identifiable net assets	$32,309,865
Goodwill	19,179,800
Net assets	$51,489,665

5. Intangible Assets

Intangible assets with finite lives are amortized over their estimated useful lives. We recorded amortization expense of $563,811 and $2,255,244 during the three months ended March 31, 2016, and the year ended December 31, 2015, respectively. Based solely on the amortizable intangible assets recorded at March 31, 2016, we estimate amortization expense to be $1,910,500 in 2016, $2,532,600 in 2017, $2,496,600 in 2018, $2,532,600 in 2019, $2,532,600 in 2020 and an aggregate of $22,785,800 in years after 2020. Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives or other relevant factors or changes.

		March 31, 2016
	Useful	Gross
	Life	Carrying	Accumulated
Amortized intangible assets:	in Years	Amount	Amortization

Customer relationships	5 to 15	$14,627,997	$348,051
Trade Name	5 to 15	$7,262,319	$114,741
Dispensary license	15	$12,900,442	$215,007
Total		$34,790,758	$677,799

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6. Common Stock

The following is a summary of Terra Tech common stock outstanding after the Merger:

Terra Tech Common Stock	Shares
Shares held by existing Terra Tech common stockholders as of April 1, 2016	349,739,408
Shares of Terra Tech common stock issued to Black Oak shareholders at closing	36,960,989
Additional shares of Terra Tech common stock to be issued to Black Oak Sellers pursuant to the Lockup Consideration	110,882,953
Additional shares of Terra Tech common stock to be issued to Black Oak Sellers pursuant to the Holdback Consideration	87,392,202
Total potential shares outstanding after the Merger	584,975,552

The unaudited pro forma condensed combined financial statements reflect the issuance of 36,960,989 shares of Terra Tech common stock ($0.001 par value per share) to the Black Oak Sellers in exchange for 100% of the common stock of Black Oak.

Additionally, the pro forma condensed combined financial statements reflect 110,882,953 shares of Terra Tech common stock to be issued to the Black Oak Sellers pursuant to certain Lockup provisions and 87,392,202 shares of Terra Tech common stock to be issued to the Black Oak Sellers pursuant to certain Holdback earn-out provisions.

7. Contingent Consideration Liability

Terra Tech accounts for Contingent Consideration according to FASB ASC 805 Business Combinations. Contingent consideration typically represents the acquirer's obligation to transfer additional assets or equity interests to the former owners of the acquiree if specified future events occur or conditions are met. FASB ASC 805 requires that contingent consideration be recognized at acquisition-date fair value as part of the consideration transferred in the transaction. FASB ASC 805 uses the fair value definition in Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As defined in FASB ASC 805, contingent consideration is (i) an obligation of the acquirer to transfer additional assets or equity interests to the former owners of an acquiree as part of the exchange for control of the acquiree if specified future events occur or conditions are met or (ii) the right of the acquirer to the return of previously transferred consideration if specified conditions are met.

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Accordingly, Terra Tech valued the Holdback Consideration and the Performance-based Cash Payment Consideration (together, "Contingent Consideration"), based on an analysis using a cash flow model to determine the expected contingent consideration payment, which model determined that the aggregate expected contingent consideration liability was $15,305,463 and the present value of the contingent consideration liability was $12,754,553. Terra Tech thus recognized at the Closing Date a $12,754,553 contingent consideration liability amount associated with the Contingent Consideration as part of the consideration transferred pursuant to the Merger Agreement.

The probabilities for the different scenarios in determining the likelihood of payouts related to the Contingent Consideration (e.g., 75% probability that upside scenario will be achieved), as well as the discount rate used in our calculations were based on internal Terra Tech projections which were vetted by senior management.

Holdback Contingent Consideration

The Holdback Contingent Consideration is comprised of (i) the Market-Based Clawback Amount and (ii) the Performance-Based Clawback Amount and is to be paid in shares of our Preferred Stock on approximately the one-year anniversary date of the Merger Agreement.

The Market-Based Clawback Amount is determined as follows:

a)

If the Terra Tech Common Stock 30-day VWAP on the one-year anniversary date of the Merger Agreement exceeds the Terra Tech Closing Price, the Market-Based Clawback Amount shall mean the number of shares of Terra Tech Common Stock equal to (i) (A) $4,912,000.00 divided by (B) the Terra Tech Closing Price, less (ii) (A) $4,912,000.00 divided by (B) the Terra Tech Common Stock 30-day VWAP on such date.

b)

If the Terra Tech Common Stock 30-day VWAP on the one-year anniversary date of the Merger Agreement is less than or equal to the Terra Tech Closing Price, the Market-Based Clawback Amount shall be zero shares.

In no event will the Market-Based Clawback Amount exceed 50% of the Holdback Shares Amount.

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The Performance-Based Clawback Amount is determined as follows:

a)	The "Lower Threshold" means an amount equal to $11,979,351.00, and the "Upper Threshold" means an amount equal to $16,667,000.00.

b)

If Black Oak's operating revenues for the 12-month period following the Closing Date (the "Year 1 Revenue") is less than the Lower Threshold, then the Performance-Based Clawback Amount shall be the number of shares obtained from a quotient, (A) the numerator of which is equal to the sum of (1) $4,912,000.00, plus (2) the product of 1.5 multiplied by the difference between the Lower Threshold and the Year 1 Revenue, and (B) the denominator of which is the Terra Tech Common Stock 30-day VWAP as of the one-year anniversary date of the Merger Agreement.

c)

If the Year 1 Revenue is greater than or equal to the Lower Threshold but is less than the Upper Threshold, then the Performance-Based Clawback Amount shall be the number of shares obtained from a quotient, (A) the numerator of which is equal to the product of 1.053 multiplied by the difference between the Upper Threshold and the Year 1 Revenue, and (B) the denominator of which is the Terra Tech Common Stock 30-day VWAP as of the one-year anniversary date of the Merger Agreement.

d)	If the Year 1 Revenue is greater than or equal to the Upper Threshold, then the Performance-Based Clawback Amount shall be zero (0) shares.

Performance-based Cash Payment Contingent Consideration

Pursuant to the Merger Agreement, certain of the Group B Shareholders requested to receive cash consideration of up to approximately $2,088,000 rather than additional Terra Tech equity to be paid on approximately the one-year anniversary date of the Merger Agreement under the following conditions:

(a)	zero dollars if Year 1 Revenue is below or equal to $12,000,000; and

(b)

the product obtained by multiplying 0.447 times Year 1 Revenue if Year 1 Revenue is greater than $12,000,000, provided that in no event shall the Performance-based Cash Payment amount exceed $2,088,000.

Pursuant to the above formula, if the Revenue in Year 1 equals $16,666,666, then the Performance-based Cash Payment will be $2,088,000 calculated as follows:

Year 1 Revenue	$16,666,666
Less:	$12,000,000
$4,666,666
0.44742864
Performance-based Cash Payment	$2,088,000

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The Company calculated the Contingent Consideration based upon the following formula:

		One-year Anniversary Date of the	Value of Common	Performance-		Probability-Weighted Amounts
Year 1 Revenue		Merger 30-Day VWAP	Stock to Issue	Based Cash Payment	Probability	Earn-out Shares	Performance-Based Cash	Total

		5%	$21,633,120	$2,088,000	3.8%	$811,242	$78,300	$889,542
		$0.1077

Upside	75%	15%	$15,879,947	$2,088,000	11.3%	$1,786,494	$234,900	$2,021,394
$16,667,000		$0.2077

		80%	$13,866,243	$2,088,000	60.0%	$8,319,746	$1,252,800	$9,572,546
		$0.3077

		5%	$13,958,097	$747,500	1.0%	$139,581	$7,475	$147,056
		$0.1077

Base	20%	15%	$11,900,169	$747,500	3.0%	$357,005	$22,425	$379,430
$13,670,835		$0.2077

		80%	$11,179,860	$747,500	16.0%	$1,788,778	$119,600	$1,908,378
		$0.3077

		5%	$4,922,966	$0	0.3%	$12,307	$0	$12,307
		$0.1077

Downside	5%	15%	$7,215,125	$0	0.8%	$54,113	$0	$54,113
$10,674,670		$0.2077

		80%	$8,017,417	$0	4.0%	$320,697	$0	$320,697
		$0.3077

Fair Value of Expected Earn-out Payment	$13,589,963	$1,715,500	$15,305,463
Price per common Shares	$0.2620	$0.2620
Discount rate	20%	20%
Periods	1.00	1.00
Present value factor at 20% discount rate for 12 months	0.8333	0.8333
Present value of contingent consideration	$11,324,969	$1,429,583

Present value of contingent consideration			$12,754,553

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SUBMISSION OF STOCKHOLDER PROPOSALS

The Company must receive by [----_______], 2016 any proposal of a stockholder intended to be presented at the 2016 Annual Meeting of Stockholders of the Company (the "2016 Meeting") and to be included in the Company's proxy card, notice of meeting, and proxy statement related to the 2016 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must be addressed to Terra Tech Corp., 4700 Von Karman, Suite 110, Newport Beach, California, 92660, and should be submitted to the attention of Michael Nahass by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act ("Non-Rule 14a-8 Proposals") in connection with the 2016 Meeting must be received by the Company by [________], 2016 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company's proxy related to the 2016 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after [________], 2016.

PROXY SOLICITATION AND COSTS

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers, and employees of the Company by personal interview or telephone. Such Directors, officers, and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

STOCKHOLDERS SHARING THE SAME ADDRESS

Under rules of the Securities and Exchange Commission, to minimize mailing costs we are permitted to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if they appear to be members of the same family. A number of brokerage firms have also instituted this practice with respect to the delivery of documents to stockholders residing at the same address. With this practice, however, each stockholder continues to receive a separate proxy card for voting. Any stockholder affected by this practice who desires to receive multiple copies of annual reports and proxy statements in the future should call 1-866-752-8683.

OTHER MATTERS

The Directors know of no other matters which are likely to be brought before the Annual Meeting. The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ Michael A. Nahass

Michael A. Nahass

Secretary

[DATE], 2016

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IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ADDITION, REGISTERED STOCKHOLDERS CAN CAST THEIR VOTE ELECTRONICALLY AT HTTP://WWW.IPROXYDIRECT.COM/TRTC.

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Appendix A

TERRA TECH CORP.

2016 EQUITY INCENTIVE PLAN

SECTION 1.  Purpose. The purposes of the Terra Tech Corp. 2016 Equity Incentive Plan (the "Plan") are to: (a) enable Terra Tech Corp., a Nevada corporation (the "Company"), and its Affiliates to attract and retain the types of Employees, Consultants, and Directors who will contribute to the Company's success; (b) provide incentives that align the interests of Employees, Consultants, and Directors with those of the Company's stockholders; and (c) promote the success of the Company's business and to further the best interests of the Company and its stockholders.

SECTION 2.  Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)	"Affiliate" means: (i) any entity that, directly or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company; and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)	"Applicable Laws" means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c)	"Award"means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Performance Compensation Award, or Other Stock-Based Award, including a Substitute Award.

(d)	"Award Agreement" means any written agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant, and which may, but need not, be executed or acknowledged by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)	"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d 5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

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(f)	"Beneficiary" means a person named by a Participant to be entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of such Participant's death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant's death, such Participant's Beneficiary shall be such Participant's estate.

(g)	"Board" means the Board of Directors of the Company, as constituted at any time.

(h)	"Change in Control" means the occurrence of any one or more of the following events (unless otherwise specified in an Award Agreement that is subject to Section 409A of the Code):

(i) any Person (other than the Company, any trustee, or other fiduciary holding securities under any employee benefit plan of the Company or any entity owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the Common Stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, or options or otherwise, without regard to the 60-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing 35% or more of the combined voting power of the Company's then-outstanding securities;

(ii) during any twelve-month period, a majority of the members of the Board is replaced by individuals, who were not members of the Board at the Effective Date and whose election by the Board or nomination for election by the Company's stockholders was not approved by a vote of at least a majority of the directors then still in office, who either were directors at the Effective Date or whose election or nomination for election was previously so approved;

(iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) 35% or more of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation, provided, however, that, for purposes of this Section 2(h)(iii), Change in Control shall not include the proposed merger of Generic Merger Sub, Inc. with and into Black Oak Gallery, with Black Oak Gallery as the surviving corporation; or

(iv) the consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company immediately prior to such sale or disposition).

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(i)	"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules, regulations, and guidance thereunder. Any reference to a section of the Code shall include any successor provision thereto.

(j)	"Common Stock" means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

(k)	"Consultant" means any person, including an advisor, who is engaged by the Company or any Affiliate to render consulting or advisory services.

(l)	"Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant, or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director or a change in the entity for which the Participant renders such service, provided, that, there is no interruption or termination of the Participant's Continuous Service; provided, further that, if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, or any other personal or family leave of absence.

(m)	"Covered Employee" has the same meaning as set forth in Section 162(3) of the Code, as interpreted by IRS Notice 2007-49.

(n)	"Deferred Stock Units" or "DSUs" has the meaning set forth in Section 9(b)(ii)hereof.

(o)	"Director" means a member of the Board.

(p)	"Disability" means, with respect to any Participant, "disability" as defined in such Participant's Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant's Award Agreement, at any time that the Company or any Affiliate sponsors a long-term disability plan that covers such Participant, "disability" as defined in such plan for the purpose of determining such Participant's eligibility for benefits; provided, that, if such plan contains multiple definitions of disability, then "Disability" shall refer to that definition of disability, which, if Participant qualified for such benefits, would provide coverage for the longest period. The determination of whether Participant has a Disability shall be made by the person or persons required to make final disability determinations under such plan. At any time that a Participant is not a party to an Employment Agreement and the Company and its Affiliates do not sponsor a long-term disability plan that covers such Participant, Disability shall mean Participant's physical or mental incapacity that renders him or her unable for a period of 90 consecutive days or an aggregate of 120 days in any consecutive 12-month period to perform his or her duties to the Company or any Affiliate. With respect to any Incentive Stock Option, "Disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

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(q)	"Disqualifying Disposition" has the meaning set forth in Section 20(l).

(r)	"Effective Date" shall mean the date as of which this Plan is adopted by the Board.

(s)	"Employee" means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

(t)	"Employment Agreement" means any employment, severance, consulting, or similar agreement between the Company or any of its Affiliates and a Participant.

(u)	"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations, and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(v)	"Fair Market Value" means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange, the NYSE MKT, or The NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

(w)	"Free Standing Rights" has the meaning set forth in Section 8(a).

(x)	"Good Reason" means: (i) if an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (ii) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant's express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant's knowledge of the applicable circumstances): (A) any material, adverse change in the Participant's duties, responsibilities, authority, title, status, or reporting structure; (B) a material reduction in the Participant's base salary or bonus opportunity; or (C) a geographical relocation of the Participant's principal office location by more than fifty (50) miles.

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(y)	"Grant Date" means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

(z)	"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa)	"Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

(bb)	"Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act.

(cc)	"Non-qualified Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option. Awards of Options may include the right to receive dividend equivalent payments with respect to vested Options and payments contingent on vesting with respect to unvested Options.

(dd)	"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee)	"Option" means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

(ff)	"Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)	"Option Exercise Price" means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

(hh)	"Other Stock-Based Award"" means an Award granted pursuant to Section 12.

(ii)	"Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

(jj)	"Participant" means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(kk)	"Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

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(ll)	"Performance Criteria" means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit, or operational unit of the Company) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity, or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) gross, cash, or operating margins; (xi) operating income (before or after taxes); (xii) pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (xiii) improvements in capital structure; (xiv) budget and expense management; (xv) productivity ratios; (xvi) economic value added or other value added measurements; (xvii) share price (including, but not limited to, growth measures and total stockholder return); (xviii) market share; (xix) comparisons with various stock market indices; (xx) expense targets; (xxi) margins; (xxii) operating efficiency; (xxiii) working capital targets; (xxiv) enterprise value; (xxv) safety record; (xxvi) research and development achievements; (xxvii) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); (xxviii) financial ratios (including those measuring liquidity, activity, profitability, or leverage); (xxix) financing and other capital raising transactions (including sales of the Company's equity or debt securities); (xxx) year-end cash; (xxxi) debt reduction; (xxxii) stockholder equity; and (xxxiii) completion of acquisitions or business expansion.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit, or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criteria above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(mm)	"Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

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(nn)	"Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs;
(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company's fiscal year.

(oo)	"Performance Period" means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

(pp)	"Performance Compensation Award" means any Award granted pursuant to Section 11 hereof.

(qq)	"Performance Share Award" means any Award granted pursuant to Section 10 hereof.

(rr)	"Performance Share" means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

(ss)	"Permitted Transferee" means: (i) a member of the Optionholder's immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (ii) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (iii) such other transferees as may be permitted by the Committee in its sole discretion.

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(tt)	"Person" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

(uu)	"Related Rights" has the meaning set forth in Section 8(a).

(vv)	"Restricted Award" means any Award granted pursuant to Section 9.

(ww)	"Restricted Period" has the meaning set forth in Section 9(a).

(xx)	"Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(yy)	"Section 162(m) Compensation"means "qualified performance-based compensation" under Section 162(m) of the Code.

(zz)	"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules, regulations, and guidance thereunder. Any reference to a provision in the Securities Act shall include any successor provision thereto.

(aaa)	"Stock Appreciation Right" means the right pursuant to an Award granted under Section 8 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised or settled, over (ii) the exercise or hurdle price specified in the Stock Appreciation Right Award Agreement.

(bbb)	"Stock for Stock Exchange" has the meaning set forth in Section 7(b).

(ccc)	"Substitute Award" means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by an entity acquired by the Company or with which the Company combines.

(ddd)	"Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(eee)	"Treasury Regulation" or "Treasury Regulations" means the proposed, temporary, and final regulations promulgated by the Treasury Department pursuant to the Code, as amended from time to time.

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SECTION 3.  Eligibility.

(a)	Eligible Award Recipients. The Persons eligible to receive Awards are the Employees, Consultants, and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants, and Directors after the receipt of Awards.

(b)	Available Awards. Awards that may be granted under the Plan include: (i) Incentive Stock Options; (ii) Non-qualified Stock Options; (iii) Stock Appreciation Rights;
(iv) Restricted Awards; (v) Performance Share Awards; (vi) Performance Compensation Awards; (vii) Other Stock-Based Awards; and (viii) Substitute Awards.

(c)	Substitute Awards. Holders of equity-based awards granted by an entity acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable listing standards of any stock exchange on which the Company is listed.

SECTION 4.  Administration.

(a)	Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), or in the Board's sole discretion, by the Board. Subject to the terms of the Plan, the Committee's charter, and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(i)	to construe and interpret the Plan (including any instrument or agreement relating to, or Award made under, the Plan) and apply its provisions;

(ii)	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act;

(v)	to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(vi)	from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vii)	to determine the number of shares of Common Stock to be made subject to each Award;

(viii)	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

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(ix)	to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(x)	to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(xi)	to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(xii)	to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that, if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent;

(xiii)	to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies;

(xiv)	to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xv)	to determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(xvi)	determine whether, to what extent, and under what circumstances a tax withholding obligation may be satisfied in cash, shares of Common Stock, other Awards, or other property;

(xvii)	determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(xviii)	establish, amend, suspend, or waive such rules, and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xix)	to interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

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(xx)	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award; provided, that, if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.

(b)	Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company, its stockholders, and the Participants, including any Beneficiaries thereof, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(c)	Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of Committee or the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(d)	Committee Composition. To the extent necessary or desirable to comply with applicable regulatory regimes, including, without limitation, Section 162(m) of the Code, any action by the Board or the Committee, as applicable, shall require the approval of the Directors or Committee members, as applicable, who are (i)independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) Non-Employee Directors; and (iii) Outside Directors. Within the scope of such authority, the Board or the Committee may: (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code; or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors and independent within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Common Stock is quoted or traded.

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(e)	Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit, or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that, the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that, within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

(f)	Restrictive Covenants. The Committee may impose restrictions on any Award with respect to non-competition, confidentiality, and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

SECTION 5. Shares Subject to the Plan.

(a)	Plan Maximums. Subject to adjustment in accordance with Section 17, and except for Substitute Awards, a maximum number of shares of Common Stock available for the grant of Awards under the Plan shall not exceed in the aggregate 30,000,000 provided, that, no more than 15,000,000 shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b)	Types of Shares. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.

(c)	Limitations. Subject to adjustment in accordance with Section 17, no Participant shall be granted, during any one (1)-year period, Options to purchase Common Stock and Stock Appreciation Rights with respect to more than 3,000,000 shares of Common Stock in the aggregate, any other Awards with respect to more than 3,000,000 shares of Common Stock in the aggregate, or cash-based Awards that relate to no more than $285,000. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 5.

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(d)	Shares Available for Issuance. Any shares of Common Stock subject to an Award that expires, is canceled, forfeited, or otherwise terminates prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are: (i) shares tendered in payment of an Option; (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation; or (iii) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

SECTION 6. Eligibility.

(a)	Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants, and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants, and Directors following the Grant Date.

(b)	Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

SECTION 7. Options.

(a)	Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(i)	Term. Subject to the provisions of Section 6(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

(ii)	Exercise Price of an Incentive Stock Option. Subject to the provisions of Section6(b) regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. In the case of Substitute Awards, such Option Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Grant Date of such Option.

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(iii)	Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. In the case of Substitute Awards, such Option Exercise Price shall not be less than the Fair Market Value of the Common Stock on the date of grant of such Option.

(b)	Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash or by certified or bank check at the time the Option is exercised; or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid (A) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a "Stock for Stock Exchange"); (B) through a "cashless" exercise program established with a broker; (C) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (D) by any combination of the foregoing methods; or (E) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

(c)	Section 422 of the Code. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code).

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(d)	Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)	Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)	Vesting of Options. Each Option may, but need not, vest and, therefore, become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

(g)	Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an Employment Agreement the terms of which have been approved by the Committee, in the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of: (i) the date three months following the termination of the Optionholder's Continuous Service; or (ii) the expiration of the term of the Option as set forth in the Award Agreement; provided, that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

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(h)	Extension of Termination Date. An Optionholder's Award Agreement may also provide that, if the exercise of the Option following the termination of the Optionholder's Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of: (i) the expiration of the term of the Option in accordance with Section 7(a)(i); or
(ii) the expiration of a period after termination of the Participant's Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

(i)	Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of: the date 12 months following such termination; or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

(j)	Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of: (i) the date 12 months following the date of death; or
(ii) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

(k)	Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

SECTION 8. Stock Appreciation Rights.

(a)	General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone ("Free Standing Rights") or in tandem with an Option granted under the Plan ("Related Rights").

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(b)	Grant Requirements. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)	Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d)	Vesting of Stock Appreciation Rights. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

(e)	Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash, or a combination thereof, as determined by the Committee.

(f)	Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that, a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 8(b) are satisfied. In the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date of such Stock Appreciation Rights

(g)	Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

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SECTION 9. Restricted Awards.

(a)	General. A Restricted Award is an Award of actual shares of Common Stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged, or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 9 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)	Restricted Stock and Restricted Stock Units.

(i)	Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company: (A) an escrow agreement satisfactory to the Committee, if applicable; and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided, that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)	The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement ("Deferred Stock Units"). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Common Stock). Dividend Equivalents shall be withheld by the Company and credited to the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant's account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents. Dividend Equivalents will be deemed re-invested in additional Restricted Stock Units or Deferred Stock Units based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share.

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(c)	Restrictions.

(i)	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)	Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to: (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company; and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units, and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock, Restricted Stock Units, or Deferred Stock Units are granted, such action is appropriate.

(d)	Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e)	Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her Beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her Beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(f)	Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

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SECTION 10. Performance Share Awards.

(a)	Grant of Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 10, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions, and restrictions of the Award.

(b)	Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold Performance Goal(s) have been achieved.

SECTION 11. Performance Compensation Awards.

(a)	General. The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code.

(b)	Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)	Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11 and record the same in writing.

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(d)	Payment of Performance Compensation Awards.

(i)	Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)	Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

(iii)	Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv)	Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to: (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the maximum amount payable under Section 11(d)(vi) of the Plan.

(v)	Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

(vi)	Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period (excluding any Options and Stock Appreciation Rights) is 3,000,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 11(a) shall be $285,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase: (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee; or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

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SECTION 12. Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Common Stock, other Awards, other property, or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 12.

SECTION 13. Automatic Grants to Outside Directors. The Board or a committee thereof may institute, by resolution, automatic Award grants to new and to continuing members of the Board, with the number and type of such Awards, with such terms and conditions, and based upon such criteria, if any, as is determined by the Board or its committee, in their sole discretion.

SECTION 14. Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until: (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel; and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that, this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. All certificates for shares of Common Stock and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such shares of Common Stock or other securities are then quoted, traded, or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 15. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

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SECTION 16. Miscellaneous.

(a)	Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b)	Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 17 hereof.

(c)	No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate: (i) the employment of an Employee with or without notice and with or without Cause; or (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)	Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either: (i) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

(e)	Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state, or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment;
(ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that, no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

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SECTION 17. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 5 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 5 and Section 11(d)(vi) will be equitably adjusted or substituted, as to the number, price, or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 17, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 17 will not constitute a modification, extension, or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 17 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 17 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

SECTION 18. Effect of Change in Control.

(a)	The Committee may (but shall not be required to) provide for accelerated vesting of an Award upon, or as a result of specified events following, a Change in Control, either in an Award Agreement or in connection with the Change in Control.

(b)	In the event of a Change in Control, the Committee may cause any Award:

(i)	to be canceled in consideration of a payment in cash or other consideration to such Participant who holds such Award in an amount per share equal to the excess, if any, of the price or implied price per share of Common Stock in a Change in Control over the per share exercise or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award; or

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(ii)	to be assumed or a substantially equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (the "Successor Corporation"), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right (or agree to cash out the Award as provided in clause (i)), in which case such Award shall become fully vested immediately prior to the Change in Control and shall thereafter terminate. An Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash, or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time; provided, that, if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the assumed Award to be solely common stock of the Successor Corporation.

(c)	The obligations of the Company under the Plan shall be binding upon any Successor Corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any Successor Corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

SECTION 19. Amendments and Termination.

(a)	Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 17 relating to adjustments upon changes in Common Stock and Section 19(c), no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

(b)	Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)	Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants, and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

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(d)	No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless: (i) the Company requests the consent of the Participant; and (ii) the Participant consents in writing.

(e)	Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that, the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless: (i) the Company requests the consent of the Participant; and
(ii) the Participant consents in writing.

(f)	Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(g)	Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with Applicable Laws, stock market or exchange rules and regulations, or accounting or tax rules and regulations or (y) to impose any "clawback" or recoupment provisions on any Awards in accordance with Section 20(c) of the Plan.

(h)	No Repricing. Notwithstanding the foregoing, except as provided in Section 17, no amendment to the terms of outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights shall be made without approval of the Company's stockholders.

SECTION 20. General Provisions.

(a)	Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b)	Clawback. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, the Committee may provide in Award Agreements that, in the event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had results been properly reported, outstanding Awards will be cancelled and the Company may clawback (i.e., recapture) realized Option / Stock Appreciation Right gains and realized value for vested Restricted Awards or earned Performance Share Awards.

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(c)	Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(d)	Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.

(e)	Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

(f)	No Fiduciary Relationship. Neither the Plan nor any Award shall create or be construed to create a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)	Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 17.

(h)	Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

(i)	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards, or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock, or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

(j)	Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

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(k)	Section 409A of the Code. The Plan is intended to comply with Section 409A of the Code and the regulations thereunder ("Section 409A")to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term, or condition will be interpreted and deemed amended so as to avoid this conflict. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(l)	Disqualifying Dispositions. Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a "Disqualifying Disposition") shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

(m)	Section 16 of the Exchange Act. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 20, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(n)	Section 162(m) of the Code. To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's federal income tax deduction for compensation paid pursuant to any such Award.

(o)	Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

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(p)	Expenses. The costs of administering the Plan shall be paid by the Company.

(q)	Severability. If any of the provisions of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to confirm to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person, or Award and the reminder of the Plan and any such Award Agreement shall remain in full force and effect.

(r)	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(s)	Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments, and adjustments, and to enter into non-uniform and selective Award Agreements. No employee, Participant, or other person shall have any claim to be granted any Award under the Plan.

(t)	Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

SECTION 21. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of: (a) the tenth (10th) year anniversary of the Effective Date; provided, that, to the extent permitted by the listing rules of any stock exchange on which a class or series of equity or debt of the Company is then listed, such ten-year term may be extended indefinitely so long as the maximum number of shares of Common Stock available for issuance under the Plan have not been issued; (b) the maximum number of shares of Common Stock available for issuance under the Plan have been issued; or (c) the Board terminates the Plan in accordance with Section 19(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 22. Choice of Law. The Plan and each Award Agreement shall be governed by the laws of the State of Nevada, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

**************

As adopted by the Board of Directors of Terra Tech Corp. on ____________________.

As approved by the stockholders of Terra Tech Corp. on _____________________.

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Appendix B

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

TERRA TECH CORP.

The undersigned officer of Terra Tech Corp., a corporation duly incorporated under the laws of the State of Nevada, hereby certifies as follows:

1. The name of the corporation is Terra Tech Corp. (the "Corporation"). The original Articles of Incorporation of the Corporation were filed with the Nevada Secretary of State on July 22, 2008. Certificate of Amendments were filed with the Nevada Secretary of State on July 8, 2011 and January 27, 2012.

2. The Articles of Incorporation have been duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes (the "Revised Statutes") and by the written consent of the Corporation's stockholders in accordance with Sections 78.320 and 78.390 of the Revised Statutes.

3. Article 3, "Authorized Stock," is hereby amended and restated as follows:

"3. Shares. The aggregate number of shares which the Corporation shall have authority to issue shall be one billion (1,000,000,000) shares, consisting of nine hundred ninety million (990,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and fifty million (50,000,000) of "blank check" preferred stock, par value $0.001 per share (the "Preferred Stock"). The board of directors of the Corporation is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualification, limitation, or restrictions thereof."

4. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment and restatement is __________.

Signed on ________________, 2016.

By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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TERRA TECH CORP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCK HOLDERS – _ AT PM
CONTROL ID:
REQUEST ID:

The undersigned hereby revokes all appointments of proxies previously given and appoints  Derek Peterson and Michael A. Nahass (the "Proxies"), or any substitutes appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Common Stock of TERRA TECH CORP. (the "COMPANY") held of record by the undersigned on ________, 2016, at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held at the _______ located at _________ at _____ PDT, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side.  If no voting directions are given on a matter, the Proxies may vote those shares "FOR" in the case of the election of each nominee named in Proposal 1, and "FOR" in the case of Proposal 2, 3, 4, 5, 6 and 7. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors.  This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company's proxy tabulator, Direct Transfer LLC, Inc., or the Company's Corporate Secretary, a written instrument revoking it or a duly executed written or Internet appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

Read our proxy statement before you vote by proxy.  Then, to ensure that your shares are represented at the Annual Meeting we ask that you appoint the Proxies to vote your shares for you in one of the following ways.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/TRTC

Go to the above Internet website.  Have your proxy card in hand when you access the website.  Enter your "Control Number" and "Request Number" printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares.  If you appoint the Proxies by Internet, you need not return a proxy card.  You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card.  You may appoint the Proxies by Internet only until 11:59 p.m. EDT on June ____, 2016, which is the day before the Annual Meeting date.

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ANNUAL MEETING OF THE STOCKHOLDERS OF TERRA TECH CORP. TERRA TECH CORP			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	To elect the eight (8) directors nominated by our Board of Directors as set forth in the Proxy Statement:	à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
			☐	☐
	Derek Peterson				☐
	Amy Almsteier				☐	Control ID:
	Kenneth P. Krueger				☐	REQUEST ID:
	Michael A. Nahass				☐
	Steven J. Ross				☐
	Kenneth Vande Vrede				☐
	Steven Vande Vrede				☐
	Michael Vande Vrede				☐
Proposal 2		à	FOR	AGAINST	ABSTAIN
	To ratify the appointment of Tarvaran, Askelson & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2016		☐	☐	☐
			FOR	AGAINST	ABSTAIN
Proposal 3	To approve the Terra Tech Corp. 2016 Equity Incentive Plan		☐	☐	☐
			FOR	AGAINST	ABSTAIN
Proposal 4	To approve an amendment to the Company's Amended Articles of Incorporation to increase the authorized number of shares of common stock and preferred stock to 990,000,000 and 50,000,000, respectively		☐	☐	☐
			FOR	AGAINST	ABSTAIN
Proposal 5

To approve an amendment to the Company's Amended Articles of Incorporation to implement one or more Reverse Stock Splits of the Company's common stock at an aggregate ratio of not less than one-for-five and not more than one-for-twenty, within the discretion of the Board of Directors, at any time or from time-to-time prior to September ___, 2017

			☐	☐	☐
			FOR	AGAINST	ABSTAIN
Proposal 6

To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in this proxy statement under the section titled "Executive Compensation", including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K (a "say-on-pay" vote)

			☐	☐	☐
			ONE YEAR	TWO YEARS	THREE YEARS
Proposal 7	To hold an advisory vote on the frequency that stockholder advisory votes to approve the compensation of our named executive officers will be taken (a "say-on-frequency" vote)		☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

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